Exhibit 10.13

LEASE AGREEMENT

HILLSBOROUGH BUSINESS CENTER

FOR AND INCONSIDERATION of the mutual covenants herein contained, the parties hereto do hereby agree as follows:

1.	The following terms are incorporated by reference into this agreement:

(a)	Name and Address of Landlord: (Hereinafter referred to as “Landlord”)

Hillsborough Park, L.L.C., a Delaware limited liability company
390 Amwell Road, Building 5, Suite 507
P.O. Box 6989
Hillsborough, New Jersey 08844

(b)	Name and Address of Tenant: (Hereinafter referred to as “Tenant”)

Primus Green Energy, a New Jersey
219 Homestead Road
Hillsborough, N.J. 08844

a.	Description of Premises: (Hereinafter referred to as “Premises” or “Property”)

Hillsborough Business Center, located at 219 Homestead Road, Hillsborough, N.J. 08844, Building #2

The Premises or Property consists of a building and the land upon which it is situated as described in Exhibit I. The rentable square footage of the building (“Building”) is deemed to be: 34,388 Square Feet. The Premises also includes an outdoor area for Tenant’s exclusive use (which will be fenced, enclosed and gated by Tenant) for parking, loading and unloading and storage, such area being shown on the Site Plan attached hereto as Exhibit 2. The Premises is leased to Tenant exclusively, but until the last of all the existing occupants described in Addendum “C”, Section 73, have surrendered their respective space, such occupants shall, in addition to the right to occupy their respective space, together the Tenant, have the non-exclusive right, in common with Ten ant to use the driveways, entrances, exits, and other Common Areas from time to time made available to occupants of the Property. Subject to applicable laws, rules, codes, ordinances and governmental regulations (collectively “Laws”), Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, thorough, on and over the Property provided that so long as there remains other occupants of the Premises, Tenant shall not interfere with the rights granted to such occupants as described herein.

Landlord and Tenant acknowledge and agree that possession of the Premises shall be delivered to, and accepted by Tenant, in phases, as more fully provided herein and in Section 73. The initial phase shall consist of Suites 8 and 9 containing of approximately 17,530 rentable square feet as shown on Exhibit 3 (the “Initial Premises” ). The Initial Premises shall be delivered to Tenant within three (3) business days from the full execution of this Lease. The balance of the Premises (the “Subsequent Premises”) shall be delivered to Tenant in phases as and when such space becomes available. Upon Landlord obtaining possession of the balance of the space(s) in the Building it will advise Tenant and Tenant shall have the right, but not the obligation, to accept delivery from Landlord as and when such space becomes available. However, in no event will Tenant be able to defer accepting possession of such additional space beyond the date that is ten (10) days following Tenant’s receipt of notice that Landlord is prepared to deliver the entire balance of the Subsequent Premises to Tenant so that possession of the Entire Premises (as defined below) is delivered to Tenant. If, as and when additional Subsequent Premises space is delivered by Landlord to Tenant as provided for herein, the definition of Premises shall be deemed modified to include such additional space.

Anything in this Lease to the contrary notwithstanding until all of the Building and Premises is delivered exclusively to Tenant (the “Entire Premises”), with both the Initial Premises and entire Subsequent Premises being free and clear of any leases, tenancies, occupants, and rights of occupancy (other than those in favor of Tenant pursuant to this Lease), (i) Tenant’s obligation under this Lease shall be limited to and apply only to the portion of the Building from time to time delivered to Tenant, including without limitation all insurance, indemnity, maintenance, repair and other monetary and non-monetary lease obligations, and the term “Commencement Date” shall apply to that space actually delivered to Tenant and (ii) Landlord, at its sole cost and expense, shall retain and have full responsibility for any portions of the Premises which has not been delivered to Tenant for Tenant’s sole and exclusive use. To the extent Landlord performs work to operate, maintain or repair Common Areas (e.g., snow removal, Common Area utilities) Tenant shall reimburse Landlord as Additional Rent, for Tenant’s Share of Tax Rent and Tenant’s Share of Expenses as hereinafter provided in Section 7 and Section 8 and (iii) Tenant’s obligations shall be prorated based on the percentage that the floor area of the Building which has been delivered to Tenant bears to the total floor area of the entire Building (such percentage the “Tenant’s Share”), including proration of Base Rent, Tax Rent, Expense Rent, and all operating expenses. For the avoidance of doubt, upon delivery of the Initial Premises, and prior to delivery of the Subsequent Premises or any portions thereof, Tenant’s Share shall be 50.98%.

As and when additional space is delivered to Tenant after the Initial Premises, all provisions of this Lease affected by the area of the Premises (e.g. Tenant’s Share) shall be proportionally adjusted to reflect the inclusion of the additional space being delivered to Tenant. The Rent Commencement Date for all or any portion of the Subsequent Premises shall be as provided in Section 73A of Addendum “C” to this Lease.

(c)	Term of Lease: Five (5) Lease Years (as hereinafter defined)

(d)	Commencement Date: For the Initial Premises, the Commencement Date means the date on which Landlord delivers Suites 8 and 9 containing approximately 17,530 rentable square feet to Tenant, in accordance with this Lease. For the Subsequent Premises, the Commencement Date means the applicable date or dates, when Landlord delivers additional portions of the Subsequent Premises to Tenant in accordance with this Lease.

(e)	Termination Date: The end of the Lease Year Five (5), subject to extension pursuant to Section 71.

(f)	Total Base Rent (NNN for the Entire Premises (initial Premises and all of the Subsequent Premises) during the Initial Term, Payable Monthly as provided in this Lease):

Lease Year	Rate PSF (NNN)	Monthly (assuming Entire Premises delivered to Tenant)
1	$4.00	$11,463.00
2	$4.25	$12,179.00
3	$4.50	$12,896.00
4	$4.75	$13,612.00
5	$5.00	$14,328.00

Notwithstanding anything in this Lease to the contrary, for a period of sixty (60) days from the Commencement Date for the Initial Premises (herein the “Abatement Period”), Base Rent referred to above shall fully abate as to the Initial Premises, and Tenant shall only be obligated to pay the applicable Tenant’s Share of Tax Rent and Expense Rent and perform its other obligations under this Lease other than payment of Base Rent, prorated and to the extent provided in l(c) above, and limited to the portion of the Building actually delivered to Tenant for its exclusive use and occupancy. If the Rent Commencement Date is not the first day of a calendar month, Tenant shall pay Base Rental for that portion of the partial calendar month in which the applicable Rent Commencement Date occurs. The Rent Commencement Date for all or any portion of the Subsequent Premises shall be as provided in Section 73A of Addendum “C” to this Lease.

(g)	Proportionate Share of Expense:

From and after the Commencement Date for the each portion of applicable space that is delivered to Tenant, Tenant shall be obligated to pay (i) Tenant’s Share of Tax Rent (Section 7) allocable to the separate tax lot comprising the Premises, estimated at $1.26 PSF, and (ii) Tenant’s Share of Expense Rent (Section 8), estimated at $3.05 PSF prior to the time when Landlord has delivered the entire Premises to Tenant and estimated at $0.62 PSF after Landlord has delivered the entire Premises to Tenant. Such amounts shall be proportionally reduced and be limited to Tenant’s Share which is then applicable (as set forth in l(c) above). Any payments made by Tenant in excess of Tenant’s Share shall be credit against rent and other charges next falling due.

(h)	Security Deposit (Section 9)

Security Deposit          $200,000.00

Third Month’s Base Rent for the Initial Premises

(first two months for the Initial Premises abated)           $5,843.33

Total Due at Lease Signing $205,843.33

The Security Deposit shall be subjected to reduction in accordance with Section 9.

(i) Use of Premises: Office, research and development, manufacturing, warehousing and distribution of biomass conversion to liquid fuels and energy products (the “Permitted Use”).

(j) The first “Lease Year” shall commence on the Commencement Date of the Initial Premises, shall include the Abatement Period for the Initial Premises, and shall end on the twelve (12) month anniversary of the Rent Commencement Date for the Initial Premises, provided however, if the Rent Commencement Date for the Initial Premises is not on the first day of a calendar month, the First Lease Year shall also include that portion of the partial calendar month in which the twelve (12) month anniversary of the Rent Commencement Date for the Initial Premises occurs. Each “Lease Year” after the First Lease Year shall be a consecutive twelve (12) month period commencing on the fust day of the calendar month immediately following the preceding Lease Year.

(k) “Rent Commencement Date” for the Initial Premises means the date such Initial Premises is delivered to Tenant pursuant to this Lease (subject to the Abatement Period for such space). The Rent Commencement Date for all the Subsequent Premises (and portion thereof) means a period of one hundred twenty (120) days from the Commencement Date for the final portion of the Subsequent Premises to be delivered by Landlord to Tenant (as more fully provided in and subject to Section 73A of Addendum “C” to this Lease) so that Landlord has delivered the Entire Premises to Tenant, which 120-day period shall be the construction period for the Tenant Work is the Subsequent Premises (the “Construction Period”). Within ten (10) days following the date Landlord has delivered the final portion of Subsequent P remises to Tenant and has approved Tenant’s plans for the Tenant’s Work contemplated therein, Tenant shall apply for and thereafter diligently and in good faith pursue all applications for the permits and approvals required to perform the Tenant Work in the Subsequent Premises (collectively “Permits”). Tenant shall deliver to Landlord copies of all applications for the Permits simultaneously when submitted and within three (3) days from receipt, copies of all responses received in connection with such applications.

(l) “Tenant Work” shall have the meaning set forth in Addendum C.

2. RENTAL OF PREMISES: The Landlord set forth in Section 1(a) above hereby leases to the Tenant set forth in Section 1(b) above, and the Tenant hereby hires from the Landlord, the space set forth in Section l(c) above (the “Premises” or “Property”), including the Building (the “Building”) and the exterior areas within the Premises, and the exclusive right to use the parking area, sidewalk and other improvements located on the Property as set forth more fully in Section 1(c) above. Until such time as all of the Subsequent Premises the Building has been delivered to Tenant in accordance with this Lease, Tenant’s use of the parking areas and sidewalks shall be on a non-exclusive basis, and Tenant shall be responsible for only such portion s of the Entire Premises as have been delivered to Tenant for its exclusive use in accordance with this Lease.

3. TERM. The Term of this Lease shall commence and terminate as set forth in Section 1(d) above, unless sooner terminated as this Lease hereinafter provides, or extended as hereinafter provided.

4. BASE RENT AND ADDITIONAL RENT. As Base Rent and additional rent for the entire Term, including any subsequent Renewal Terms or Renewal Option Terms, the Tenant shall pay to the Landlord at the address set forth in Section 1(a) above, or to such other person or at such other place as the Landlord may from time to time designate, without notice or previous demand therefore, and without set-off, deduction, counterclaim, abatement, reduction or defense, in currency or immediately-available funds which at the time of payment is legal tender for public and private debts in the United States of America, the entire applicable sum, payable monthly, as set forth in Section 1 above in advance on the first day of each month during the Term of this Lease, except the third month’s rent which shall be payable upon the execution of this Lease (it being acknowledged that the first sixty (60) days of Base Rent for the Initial Premises is fully abated following the Commencement Date and the first one hundred twenty (120) days Base Rent for the Subsequent Space is fully abated for the Subsequent Space following the Commencement Date for the final portion of the Subsequent Premises to be delivered by Landlord to Tenant so that Landlord has delivered the Entire Premises to Tenant. For the purpose of this Lease “Additional Rent” shall mean all sums, charges, or amounts of whatever nature (other than Annual Base Rent to be paid by Tenant to Landlord in accordance with the provisions of this Lease), including, without limitation, Tenant’s Share of Tax Rent, Expense Rent, fees and expenses incurred by Landlord as a result of instituting, prosecuting, or defending any action or proceeding that are payable under this Lease, whether or not such sums, charges, or amounts are referred to as “Additional Rent” and, except as otherwise set forth herein, are due ten (10) business days after invoicing. Landlord shall have the same remedies for default in the payment for Additional Rent as for default in the payment of Base Rent, subject to Section 31.

5. NET NET NET RENT. It is the intention of the parties hereto that, except as otherwise expressly set forth in this Lease, this shall be a ” Net Net Net Lease” and that this Lease shall yield to the Landlord Base Rent referred to in Section 4 hereof om a triple net basis during the entire period of the Term of this Lease, and nothing in this Lease shall impose upon the Landlord any obligation to provide any services or perform any repairs except to the extent expressly provided for in this Lease.

6. REIT Provision. The Landlord and Tenant hereby agree that it is their intent that all minimum rent, percentage rent and all additional and other rent and charges payable to the Landlord under this Lease (hereinafter individually and collectively referred to as “Rent”) shall qualify as ” rents from real Property” within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, (the “Code”) and the Department of the U.S. Treasury Regulations promulgated thereunder (the “Regulations” ). If Landlord is a Real Estate Investment Trust and should the Code or the Regulations, or interpretations thereof by the Internal Revenue Service contained in revenue rulings or other similar public pronouncements, be changed so that any Rent no longer so qualifies as “ rent from real Property” for purposes of Section 856(d) of the Code and Regulations, or any successor provision thereto, such Rent shall be adjusted in such manner as the Landlord may require so that it will so qualify; provided, however, that any adjustments required pursuant to this Section shall be made as to produce the equivalent (in economic terms) Rent as payable prior to such adjustment. The parties agree to execute such further instrument as may be reasonably required by the Landlord in order to give effect to the foregoing provisions of this Section.

7. IMPOSITIONS. Landlord represents to Tenant that the Premises are assessed separately from any other real property, as a separate tax lot. Commencing on the applicable Commencement Date for the portions of the Premises, and continuing on the first day of each calendar month thereafter, Tenant shall pay, as Additional Rent, (said Additional Rent is hereinafter referred to as the “Tax Rent”) the then applicable Tenant’s Share of all real estate taxes assessed upon the Premises. Real Estate Taxes shall include any tax or assessment levied, assessed or imposed anytime by any governmental authority upon or against the Property (including the land and Building) or any part thereof from and after the Commencement Date. Such terms shall also include any assessment for public improvement imposed against the Property during the term of the Lease and from and after the Commencement Date. There shall not be included in the foregoing definition any franchise, corporate, estate, inheritance or transfer tax of Landlord, or any income, profits or revenue tax or other taxes and impositions upon the Premises or Landlord; provided, however, that if at any time during the term of this Lease a tax on rents is assessed by the State of New Jersey or political subdivision on land or buildings, such tax shall be deemed to be included within the amount which the Tenant is required to pay under this Article. Tenant shall also pay to Landlord one hundred percent (100%) of all Taxes imposed upon the Property as a result of any improvements made in or to the Premises by Tenant. Landlord or Tenant shall each have the right, but not the obligation, to contest or appeal any Taxes or assessments levied on the Premises or any portion thereof. Each party shall notify the other prior to instituting any such contest, and the other party shall have the right to join in such proceeding. Landlord shall cooperate with Tenant with respect to such proceedings to the extent reasonably necessary. If any refund or credit is received which is allocable to Tenant’s Tax Rent, provided Tenant is not then in default beyond any applicable notice and/or grace period, the same shall be credited to the next succeeding payment of taxes due from Tenant or paid to Tenant if such refund or credit is given at the end of the term or thereafter, which obligation shall survive the expiration of the Term or the termination of this Lease.

Landlord shall estimate the annual Taxes on the Property prior to each calendar year. During the Term of the Lease, beginning on the Commencement Date, Tenant shall pay its Tax Rent in twelve (12) monthly installments on the first day of each month on an estimated basis as so determined by the Landlord. After the actual annual Taxes of the Property have been determined, Tenant’s share of such Taxes shall be determined. Any amount paid by Tenant which exceeds the actual amount due shall be credited to the next succeeding payments due pursuant hereto (or refunded to Tenant, if at or after the end of the Term, provided Tenant is not in default). If Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within ten (10) days after Landlord’s request therefore as Additional Rent. Notwithstanding the aforementioned, Landlord may, at any time and from time to time, reasonably revise the amount of the monthly Tax Rent payment due, to cover any Tax Rent increase not previously factored into the annual estimate. Upon Tenant’s receipt of a revised monthly statement, Tenant shall pay Landlord, as additional rent, the revised amount. Landlord shall pay the Taxes upon the Premises prior to the date they may be paid without any fine, penalty or interest, and upon request furnish to Tenant satisfactory evidence of the payment of all Taxes.

Landlord will provide Tenant with the year-end Tax statement and a copy of substantiating tax bills prior to the end of the first (1st) quarter (March 31st) of the succeeding year. Each such Tax cost statement given by Landlord pursuant to this Section 7 shall be conclusive and binding upon Tenant unless within ninety (90) days after the receipt of such statement Tenant notifies Landlord in writing that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect. However, Landlords failure to provide such Tax cost statement by the date provided for herein shall in no way excuse Tenant from its obligation to pay its pro rata share of Tax Rent or constitute a waiver of Landlord’s right to bill and collect such pro rata share of Tax Rent from Tenant in accordance with this provision.

The Tenant will be responsible for any added assessments that are billed in the new tax year for the previous years, and this added assessment must be paid immediately upon presentation.

8. EXPENSE. Commencing on the applicable Commencement Date, Tenant shall pay as Additional Rent to Landlord the then applicable Tenant’s Share of Expenses of the Premises during the Term of this Lease (said additional rent is hereinafter referred to as the “Expense Rent”). At such time as Landlord bas delivered the entire Premises to Tenant, the term “Expenses” for this purpose shall mean only those costs and expenses in connection with the “all risk” or special forms casualty insurance for the Building obtained and maintained by Landlord and Tenant’s Share of the costs of the central station alarm for the sprinkler system. However, prior to the time Landlord has delivered the entire Premises to the Tenant (e.g. from the Commencement Date for the Initial Premises until the date Landlord has delivered all of the Subsequent Premises to Tenant so that Landlord has delivered the entire Premises to Tenant) the term Expenses shall mean all costs and expenses in connection with the ownership, administration, management, operation, repair, replacement reserves, renewal, and maintenance of the Property including reserves (in accordance with useful life), by Landlord and for operating, maintaining, repairing and/or replacing any and all or any part of the common area (or any installation in, on, under or over same) including but not limited to parking areas, sidewalks, curbs, roof, structure, foundation, grounds, on-site water lines, electric lines, gas lines, sanitary sewer lines, storm water lines, septic areas and fields and providing services to the Tenants thereof, including, but not limited to, costs of insurance and any reasonable deductible thereunder, administrative, service and/or maintenance contracts, including but not limited to, HVAC, rubbish removal, carting, janitorial, security services, exterminating, landscaping and snow removal, costs, if any, of landscaping or snowplowing public roadways in or adjacent to the property of which the Property is a part, payroll, salaries, benefits and work uniforms of superintendents, engineers, mechanics and custodian s, towel service for common lavatories, costs of regularly replacing fluorescent tubes and ballasts in tenant spaces, common area maintenance, window cleaning, cleaning of common areas, management fees, administrative fees, supervisory fees, repairs, replacement reserves, supplies, sewer rents, (sewer and water use permits, connect ion fees and meters), leasing commissions, utilities, and legal fees, professional, advertising, and bank charges incurred by the Landlord. Expenses shall also include management fees which are (i) for property management, three (3%) percent and (ii) for asset management, two (2%) percent monthly of all amounts collected, including Base Rent, Expense Rent, Tax Rent, Additional Rent, and from all other income whatsoever.

It is understood that the foregoing shall be in addition to reimbursements to Landlord for any expenses incurred by Landlord, without limitation, reimbursement for salaried or hourly employees at or below lever of property manager.

Expenses shall include all common utility costs and expenses incurred by Landlord for water, sewer, septic, gas and electricity and other utility charges for utilities servicing the common areas as well as standby sprinkler charges, if any.

Landlord reserves the right to allocate a greater share of Expense Rent for trash, rubbish removal, or utility services to a particular tenant who utilizes an amount greater than Tenant’s Share as set forth in Lease.

Landlord agrees to incur all Expenses in the same manner as if the same were a non-reimbursable obligation of Landlord and will charge Tenant Landlord’s actual, third party costs without markup or profit and will use commercially reasonable efforts to obtain competitive pricing for such costs on the same terms that Landlord obtains for its own account. Except as otherwise provided herein, the Tenant shall be responsible for and shall pay directly (and not to Landlord) any and all costs in connection with the Premises including by way of example, but not limitation, administration, management, operation, repair, renewal, and maintenance of the Premises and for operating, maintaining, repairing and/or replacing any and all or any part of the Premises exterior (or any installation in, on, under or over same) including but not limited to parking areas, sidewalks, and curbs. Landlord, and not Tenant, shall be responsible during the term, for the repair or replacement of the roof, structure, foundation, and utility lines outside the Building, including, without limitation, on-site water, electric and gas lines located outside the Building, sanitary sewer lines located outside the Building, and storm water lines located outside the Building on the Premises. However, if any repairs or replacements of the foregoing are required due to the acts or omissions of Tenant, its agents, servants, employees, contractors or invitees, then upon receipt of notice thereof, Landlord shall cause such repair or replacement to be made and Tenant shall reimburse Landlord for the cost thereof as Additional Rent within thirty (30) days of being billed therefor. Furthermore, to the extent Tenant performs any Alterations under this Lease that although approved by Landlord, damages the roof, Tenant shall be responsible at its sole cost and expense, as Additional Rent, for the cost of all repairs and damages arising therefrom. Tenant shall be responsible for the cost of service and/or maintenance contracts, including but not limited to, HVAC, rubbish removal, carting, janitorial, security services, exterminating, landscaping and snow removal, costs, if any, of landscaping or snowplowing on the Premises.

Commencing on the applicable Commencement Date, Tenant shall be responsible to pay all domestic and common utility expenses for consumption of utilities in the portions of the Premises which have then been delivered to Tenant for its exclusive use, including but not limited to; water, sewer, septic, gas and electricity and other utility charges for utilities servicing the Premises exterior as well as standby sprinkler charges, if any.

During the first and Last years of the Term, the amount payable by Tenant hereunder for Tax Rent and Expense Rent shall be prorated for the fraction of the calendar year included in the Term.

Landlord shall estimate the annual Expense Rent prior to each calendar year during the Term of the Lease. Tenant shall pay its Expense Rent in twelve (12) monthly installments on the first day of each month on an estimated basis as so determined by the Landlord. After the actual annual expenses of the Property have been determined, Tenant’s share of such expenses shall be determined. Any amount paid by Tenant which exceeds the actual amount due shall be credited to the next succeeding payments due pursuant hereto. If Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within ten (10) days after Landlord’s request therefore as additional rent. Notwithstanding the aforementioned, Landlord may, at any time and from time to time, revise the amount of the monthly Expense Rent payment due, to cover any Expense Rent increase not previously factored into the annual estimate. Upon Tenant’s receipt of a revised monthly statement, Tenant shall pay Landlord, as additional rent, the revised amount.

Landlord will provide Tenant with the year-end Expense cost statement prior to the end of the first (1st) quarter, (March 31st) of the succeeding year. Each such Expense cost statement given by Landlord pursuant to this Section 8 shall be conclusive and binding upon Tenant unless within six (6) months after the receipt of such statement Tenant notifies Landlord in writing that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect. However, Landlords failure to provide such Expense cost statement by the date provided for herein shall in no way excuse Tenant from its obligation to pay its pro rata share of Expense or constitute a waiver of Landlord’s right to bill and collect such pro rata share of Expense from Tenant in accordance with this provision.

Landlord shall bill Tenant monthly for Tenant’s proportionate share of the foregoing Expense Rent. Tenant acknowledges that certain of the expenses as set forth above may, at the Landlord’s discretion, be assessed over time to the Tenant(s) of the Building, and Tenant agrees to pay said expenses regardless of whether said expenses were incurred prior to or after the commencement of the Term of this Lease.

It is expressly agreed and understood that the rentable square footage of the building includes the all the common electric and utility rooms.

9. SECURITY DEPOSIT. Tenant has deposited with Landlord on the signing of this Lease the sum set forth in Section 1(i) above as security for the performance of Tenant’s obligations under this Lease. Landlord shall have the right to use, apply or retain any part or all of said security deposit to remedy any default of Tenant hereunder which remain uncured after any applicable notice and/or cure period, including, but not limited to, payment of any fixed rent, additional rent, holdover rent, services, fees, or other debts of Tenant due to Landlord, repair of all damage to Premises or repair or replacement of damage to other Property of Landlord caused by Tenant, or any of its agents, employees, invitees or licensee s, or expenses of re-renting and redecorating the Premises in the event Tenant vacates same prior to the expiration of the term. If Landlord applies any part of said security deposit to remedy any default of Tenant, Tenant shall, within ten (10) days after demand, deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the term of this Lease. Tenant’s failure to replenish the security deposit shall be a default under this Lease. The remedy herein provided shall be in addition to any other right or remedy to which the Landlord may be entitled under the terms of this Lease, and at law or in equity. The entry of any judgment in any dispossess or other summary proceedings, or the re-entry by the Landlord for any reason shall not diminish the right of the Landlord to the use of said fund above mentioned, but his right thereto shall survive such judgment or re-entry.

Anything herein to the contrary notwithstanding, at the end of Lease Year 3, provided Tenant is not in default following any applicable notice and cure period, the required amount of Security Deposit shall reduce by 25% to $150,000.00 and any excess then held by Landlord shall be refunded to Tenant within thirty (30) days after the commencement of Lease Year 4.

Landlord shall return the said security deposit to Tenant, without interest, and less any amounts due and owing Landlord hereunder or required to return the Premises to the condition required herein, on the later of the date set forth for the expiration of the Term of this Lease or sixty (60) days after the surrender of the Premises by Tenant. Landlord may deliver the security deposit to the purchaser or other transferees of the Landlord’s interest in the Premises in the event that such interest is sold or otherwise transferred, and thereupon Landlord shall be discharged from any further liability with respect to said security deposit. It is expressly understood and agreed that the Tenant shall not and the Tenant represents that it will not mortgage, pledge, hypothecate, assign, convey or otherwise encumber the security deposited with the Landlord hereunder.

Tenant hereby agrees not to look to the mortgagee of the Property, as mortgagee, mortgagee in possession, or successor in title to the Premises, for accountability for any security deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee as security for the Tenant’s performance of this Lease.

10. USE. The Premises or any part thereof shall not be used or permitted to be used for other than the purpose set forth in Section l(h) above. The Tenant shall not use or occupy or permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises, in a manner which will in any way violate any Certificate of Occupancy affecting the Premises, or make void or voidable any insurance then in force, or which will make it impossible to obtain fire, casualty or other insurance at regular rates, or which will cause or be likely to cause structural damage to the Premises or any part thereof, or which will constitute a public or private nuisance, and shall not use or occupy or permit the Premises to be used or occupied in any manner which will violate any present or future laws or regulations of any governmental authority in effect during the term of this Lease.

If Tenant has any Permitted Use involving storage or handling of flammable materials, combustible dust, ignitable fibers or flying fibers or any other use which may result in an increase in fire hazard, Tenant shall at its own expense provide such hazard-reducing alterations of Premises, equipment, or protection devices as are required by applicable Laws. At no time during this Lease may Tenant store, upon the Premises, Hazardous Substances as that term is defined in Section 18 below except as part of the Permitted Use and in material compliance with applicable Laws. Tenant shall not install any underground storage tanks on the Premises.

Tenant represents and warrants that it is, and will at all times during the Term, be licensed, certified, or registered by the appropriate governmental agency to conduct its activities in the Premises, to the extent required by applicable Law. Tenant further represents and warrants that it shall maintain at all time, at its sole expense, all permits, licenses, certifications, or registrations that are required by applicable Law in connection with Tenant’s activities in the Premises.

In addition, should a license be required to operate the use in Section 1(j) and that license be suspended, revoked or become invalid for any reason, Tenant understands that it will remain responsible for Lease and the Lease will remain in full force and the Lease will remain in full force and the Tenant may use and occupy the Premises, subject to Landlord’s written consent, which consent shall not be unreasonably withheld, for any other Permitted Use in accordance with the local townships zoning regulations.

11. UTILITIES. From and after the Commencement Date for the Initial Premises and the Commencement Date for any Subsequent Premises. Tenant shall pay all charges for domestic utility services for all utilities used by Tenant in the Initial Premises and Subsequent Premises, as the case may be, including but not limited to; heat, fuels of all types, water, sewer, electricity, telephone, and gas.

Landlord shall in no way be liable for any loss, expense, or damage (whether direct or indirect) that Tenant may sustain or incur by reason of any change, failure, interference, disruption, interruption, or defect in the supply or character of the electric energy furnished to the Premises or Building, regardless of its duration, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternative Service Provider is no longer available or suitable for Tenant’s requirements.

Additionally, any such change, failure, interference, disruption, interruption, defect, unavailability mentioned above shall not: (i) Constitute an actual or constructive eviction of Tenant, in whole or in part; (ii) Entitle Tenant to any abatement or diminution of Rent, Additional Rent, or any other costs due from Tenant pursuant to this Lease; (iii) Relieve or release Tenant from any of its obligations under this Lease; or (iv) Entitle Tenant to terminate this Lease.

Tenant hereby waives all benefits of any applicable existing or future Law permitting the termination of this Lease due to any such change, failure, interference, disruption, interruption, defect unavailability, or unsuitability as mentioned in Paragraph above.

12. TENANT’S TELECOMMUNICATIONS EQUIPMENT. Tenant, at its sole cost and expense, shall be responsible for the installation, maintenance, repair and operation of Tenant’s; (1) telecommunication equipment, (2) telecommunication transmission lines, (3) data transmission lines, (4) associated electronic equipment and (5) cabling, (said equipment and transmission lines shall hereinafter be referred to as “Tenant’s telecommunication equipment”). Tenant shall further, at its sole cost and expense, be responsible to obtain all permits, licenses, and all other approvals required in connection with the installation, maintenance, operation and use of Tenant’s telecommunications equipment.

In connection with the installation of telecommunication equipment by Tenant, such installation shall occur only in such locations and in such a manner as ap proved in writing by the Landlord and none of such wires, ducts or equipment shall be located in areas outside the Premises. Notwithstanding the foregoing, Tenant may install wires and cables in risers and ducts outside the Premises which are in existence on the date of this Lease and for which there exists, in Landlord’s sole discretion, adequate space for Tenant’s wires and cables provided that Tenant adequately labels and identifies such wires and cables as belonging to Tenant.

13. SPRINKLERS. If required, Landlord will provide automatic sprinklers designed to cover an open, unobstructed premise of an “Ordinary Hazard (Group 1) Occupancy” as defined by Standard for the Installation of Sprinkler Systems. Tenant shall at its own expense provide additional sprinkler protection in any office, hallway room or other enclosed space not provided by Landlord.

Any additions or alterations to the sprinkler system that may be required shall comply with Section 17 “Conform to Law” and Section 19 “Alterations” and other provisions of this Lease.

Fire extinguisher installation and maintenance will be performed by Tenant at Tenant’s cost and expense.

14. REPAIRS. Excepting any obligations to be performed by Landlord expressly set forth under the Lease, Tenant shall take good care of the Premises and fixtures and appurtenances therein, and at its own cost and expense make all non -structural repairs (structural defined as load bearing walls, structural steel, foundation and roof structure not including roof membrane) thereto, as and when needed, to preserve them in good working order and condition, reasonable wear and tear and damage from the elements and casualty excepted. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Property, or to its fixtures or appurtenances, where requiring structural or non-structural repairs, arising out of or related to Tenant’s use of the Premises or Property, or caused by the negligence or improper conduct of Tenant, or its employees, invitees, licensees or agents, shall be repaired promptly by Tenant at it sole cost and expense. All repairs and replacements by Tenant shall be of substantially equal quality to the original or material or part, and shall be performed in a good and workmanlike manner.

The Tenant covenants and agrees that it shall not cause or permit any waste (other than reasonable wear and tear), damages, disfigurement or injury to the Leased Premises or Property, or any overloading of the floors of the Building constituting part of the Leased Premises.

The Tenant expressly covenants and agrees at its sole expense to replace any broken glass in the windows or other apertures of the Leased Premises, which may become damaged or injured.

The Tenant shall at its own cost and expense, maintain, repair and keep free and clear of ice and snow the parking areas, access drives, sidewalks, steps and approach sidewalks to the Premises; and the Tenant shall further, at its own cost and expense, keep the exterior of the Premises free and clear of paper and other debris so as to keep same in a good and orderly manner as reasonably prescribed by Landlord.

In the event the Landlord, after having given prior written notice to Tenant of its intention to do so, expends any amounts to perform the Tenant’s obligation herein, then the Tenant shall pay as additional rent its share of such amounts expended as provided under the formula in Article 5 hereof.

Tenant shall immediately notify the Landlord in writing of any leaks or damage to the roof membrane. The Landlord assumes no responsibility for any damage to Tenant’s Property or any third party’s Property held by Tenant in the Leased Premises for any reason or causes whatsoever.

15. ASSIGNING AND SUBLETTING. Tenant shall not assign, mortgage or otherwise encumber this Lease, nor sublet the Premises in whole, nor permit nor suffer the Premises thereof to be used or occupied by others, without the prior written consent of Landlord. Landlord’s consent to an assignment or subletting will not be unreasonably withheld, conditioned or delayed. The consent of Landlord in any one or more instances shall not be deemed a waiver of the necessity of Landlord’s written consent in subsequent instances. Under no circumstances shall the Tenant be allowed to assign or a portion or a part of the Premises.

Notwithstanding the foregoing, or any other provision of this Section 15, Tenant may, upon thirty (30) days prior notice but without Landlord’s consent, assign this Lease or sublet all or any portion of the Premises (i) to an ” Affiliate” or (ii) in connection with a merger, sale, reorganization, consolidation, or public offering involving substantially all of the assets of Tenant or a majority of the common stock of Tenant. “Affiliate” means a person or entity which is directly or indirectly controlling, controlled by or under common control of the Tenant or its successors.

Tenant shall advise Landlord of its intention to assign or sublease the Premises by notice which shall be in writing, which shall be by hand delivery or by certified mail, return receipt requested, and shall contain detailed information concerning: the identity and address of the proposed assignee or sublessee (and if a corporation the names and percentage ownership of all stockholders); a Financial Statement of said proposed assignee or sublessee; the nature and character of the business of the proposed assignee or sublessee and its proposed use of the Demised Premises; a detailed description of all terms and conditions of the proposed assigning or subletting; evidence that the proposed assignee or sublessee is a United States citizen or a partnership or corporation qualified to do business in the State of New Jersey; and banking, financial and other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the proposed assignee’s or sublessee’s financial responsibility.

Tenant may assign this Lease or sublease all or a portion of the Leased Premises, (a) provided that the Tenant gives the Landlord notice of any such assignment and any assignees (but not sublessees) undertake in writing to assume the terms and conditions of this Lease; and (b) provided that the Tenant and any guarantors shall remain directly and primarily liable for the performance of the terms and conditions of this Lease, and (c) further provided that any assignee or sublessee shall promptly execute, acknowledge and deliver to Landlord, an agreement in a form and substance satisfactory to the Landlord whereby the assignee or sublessee shall assume and agree to perform all of the terms, covenants, agreements, provisions and conditions set forth in this Lease which are to be performed by the Tenant No assignment or sublease of this Lease shall release the Tenant or any guarantor hereof from its continuing obligations to Landlord under this Lease or any renewals extensions or modifications thereof; and Tenant and any guarantors shall continue to remain jointly and severally liable for all of Tenant’s obligations hereunder. No such assignment or subletting shall be made to any proposed Tenant who proposes to occupy the Premises for any use other than the use referred to in Section 1(h).

Tenant shall pay as additional rent Landlord’s out-of-pocket reasonable legal expenses and cost of investigation in connection with Landlord’s review of documents and information supplied by Tenant concerning a prospective transferee of Tenant’s interest in this Lease, not to exceed $2,500.00 in the aggregate, and shall be due from Tenant within ten (10) days after invoicing.

In the event the Tenant, its assignee or sublessee shall undertake any further and subsequent subleases or assignments, Tenant’s right to assign or sublease shall be subject to the same required prior consent of Landlord in accordance with the same terms and conditions as provided in this Article.

If this Lease is assigned or if the Demised Premises or any part thereof is subleased, Landlord may, at any time, and at its sole and absolute discretion, collect rent directly from the assignee or sublessee and apply the net amount collected to the rent or additional rent, but no such assignment, subleasing or collection shall be deemed a waiver of this covenant or the acceptance of the assignee or Sublessee as a tenant, or a release of Tenant from the further performance by Tenant of any of the covenants on the part of Tenant contained herein and no such collection or rent by Landlord shall be characterized as a termination, cancellation or modification of this Lease, unless Landlord so notifies Tenant in writing.

The sale or transfer of 50% or more of the stock or ownership interest of the Tenant and control of Tenant shall be deemed to be an assignment within the meaning of this Section provided, however, Landlord shall not have the right to approve or consent to such transaction. In such event, the Tenant and the person, firm or entity acquiring the stock or ownership interest of the Tenant shall comply with the notification provisions of this Section. The foregoing provision shall not apply to any public offering of stock of Tenant or affiliated entities (including a roll-up transaction) or at any time to stock of Tenant is traded or a national exchange.

16. LANDLORDS DUTY TO MITIGATE. In the event of Tenant’s default under any provision of the Lease, Landlord shall use its commercially reasonable efforts to mitigate its damages by attempting to re-lease the Premises, or in any other manner.

17. CONFORM TO LAW. The Tenant covenants and agrees that upon acceptance and occupancy of the Premises, it will, during the Lease term, promptly, at Tenant’s cost and expense, execute and comply with all the rules and regulations from time to time in effect of the fire or liability insurance carrier, and all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their departments and bureaus, applicable to the Premises, as the same may require correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Premises. The Tenant’s obligation pursuant to this Section shall not apply to violations in existence at the time of the commencement of this Lease, it being understood that if the application of law or rules and regulations shall change, the Tenant shall have responsibility therefore.

18. TENANT’S COMPLIANCE WITH ENVIRONMENTAL LAWS. Tenant agrees, that under all circumstances, Tenant’s use of the Premises shall materially comply with all applicable federal, state and local laws, ordinances, rules and regulations now or hereafter existing pertaining to the protection of the environment, including but not, limited to, spillage, pollution, remediation and storage (“Environmental Laws”). Tenant will, to the extent applicable to its use of, or activities at the Premises, comply with the applicable provisions of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. (“ISRA”) as same may be amended, and as supplemented, by regulations issued by the Department of Environmental Protection during the term of this Lease. If required by ISRA Tenant shall file a Remedial Action Work Plan, and implement the provisions thereof, all in accordance with the regulations and requirements of the New Jersey Department of Environmental Protection. Tenant agrees, prior to submitting any affidavit, negative declaration or other documentation required by ISRA to be submitted to the Department of Environmental Protection, that Tenant will submit a copy thereof to Landlord five (5) days prior to such submission.

Tenant hereby agrees, at its sole cost and expense, to indemnify, defend, and hold harmless Landlord, its shareholders, partners, members, managers, officers, directors, lenders, agents, employees, successors and assigns, of, from, and against any and all demands, claims, causes of action fines, penalties, damages, losses, liabilities, judgments, and expenses of any kind or nature suffered directly by Landlord (but excluding indirect, consequential or special damages) by reason of Tenant’s breach of any of the obligations, covenant, and conditions of this lease, including, but not limited to: (i) any and all reasonable and necessary costs that Landlord may incur in studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to the release of any Hazardous Substance at, in, on, under, or from the Premises to the extent caused by, Tenant, its agents, employees and contractors or Tenant’s operations on the Premises; (ii) any and all costs for which Landlord is liable to any governmental agency for studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to the release of any Hazardous Substance at, in, on, under, or from the Premises to the extent caused by Tenant, its agents, employees and contractors or Tenant’s operations on the Premises; (iii) any and all fines or penalties assessed upon Landlord or liabilities of Landlord to third parties to the extent caused by Tenant’s failure to comply with any obligations, covenants, or conditions set forth in this Section 18; (iv) any and all reasonable legal fees and costs incurred by Landlord in connection with any of the foregoing. The indemnity provisions of Section 17 - Tenants Compliance with Environmental Laws shall survive the expiration or earlier termination of this Lease.

Tenant shall, upon the happening of an event requiring the Tenant to notify Environmental Authorities of the release of Hazardous Substances pursuant to applicable Environmental Laws, simultaneously notify the Landlord therein.

Tenant shall not install any underground storage tanks as same is defined in Chapter 102 of the Public Laws of 1986 of the State of New Jersey, nor shall the Tenant do anything which would subject the Landlord to the provisions of 42 U.S.C. 6991 entitled “Regulation of Underground Storage Tanks” in the Hazardous and solid Wastes Amendments of 1984. Tenant covenants that it shall not dump chemical waste on the Premises nor use or store Hazardous Substances in the Premises except in material compliance with applicable Environmental Laws.

Tenant’s North American Industry Classification System Number is 541710. Tenant will promptly notify Landlord of any changes in this number during the Term of this Lease. Tenant agrees to comply with all applicable requirements of the Spill Compensation and Control Act (“Spill Act”) N.J.S.A. 58:10-23 et seq. and all implementing regulations in effect during the term of this Lease regarding any Hazardous Substances placed or used upon the Leased Premises by Tenant, its agent’s employees or contractors.

Notwithstanding anything in this Lease to the contrary, Landlord represents that it has provided to Tenant, copies of all environmental studies, tests, reports, and to Landlord’s knowledge other information or facts in Landlord’s possession, custody or control relating to the existence of hazardous substances, toxic substances, toxic wastes, hazardous contaminants, hazardous pollutants, as such terms are defined in applicable Environmental Laws (collectively “Hazardous Substances”), and toxic mold, at the Premises or Property, and Landlord agrees that during the Term of this Lease, it will promptly remove or otherwise investigate and remediate any Hazardous Substances existing within the Premises prior to the Commencement Date. Landlord further agrees in the event of any release or disposal by Landlord or its agents, representatives or contractors (collectively “Landlord’s Parties”) during the term, whether in the Property or any portion thereof, or the Premises, of any Hazardous Substances which poses a risk of contaminating the Premises or otherwise materially and adversely affects Tenant’s use and enjoyment of the Premises in accordance with this Lease, Landlord shall promptly take such remedial action required under Environmental Laws by any governmental authority with jurisdiction, and if Landlord fails to do so within thirty (30) days after written notice by such governmental authority, Tenant shall have the right upon notice to perform such necessary clean up, investigation and remedial actions at the expense of Landlord and Landlord shall reimburse Tenant for all reasonable and customary costs of like clean up not disputed by Landlord within thirty (30) days of a delivery of a written invoice of such costs. In no event, however, shall Tenant be responsible in any way for any Hazardous Substances or toxic mold present on the Premises or the Property existing prior to the Commencement Date for each applicable portion of the Premises. Landlord agrees to indemnify and hold Tenant and its officers, directors, shareholders, partners and principals of, from and against any and all expense, loss, costs, claim, damage, penalty, fine or liability of any kind or nature (but excluding indirect, consequential or special damages) suffered by Tenant by reason of breach by Landlord of Landlord’s representations and obligations under this Section shall survive the expiration or earlier termination of this Lease.

19. ALTERATION. Without Land lord’s prior written consent, except as otherwise provided herein, Tenant shall not make or permit any structural changes, alterations, improvements and/or additions in or to the Premises including the Building of any nature, nor any changes to any of the electrical, plumbing or HVAC systems in the Building (collectively, “Alterations”).

In connection with the Tenant Work referred to in Addendum “C” of this Lease, Landlord acknowledges that following delivery of the Subsequent Premises, Tenant intends to make material changes to the interior and exterior of the Building and the Premises, including without limitation, structural changes that will affect a portion of the roof, height of the Building, Building structure and structural elements, mechanical, electrical, HVAC, plumbing, sprinkler and life safety systems, and the erecting of perimeter fencing around the exterior of the Premises. Landlord agrees it will not unreasonably withhold, delay or condition its consent to the Tenant Work so long as the same does not adversely affect the value of the Premises or impair the structural soundness or integrity of the Building and complies with all applicable Laws.

After the completion of the initial Tenant Work to the Premises, subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, and subject to the provisions of this Section, Tenant or any permitted sublessee at its expense, may make Alterations, to the interior of the Premises which are non-structural and which do not adversely affect the value of the Premises or adversely affect or place unusual loads upon any utility services, or plumbing and electrical lines, or electrical or HVAC systems. Anything herein to the contrary notwithstanding, Landlord’s prior consent shall not be required for Alterations which (i) are repairs or replacements to Tenant Work or other structural Alterations previously approved, provided the repairs or replacements are of comparable quality and utility, or (ii) to non-structural items which affect only the Premises or systems and components that exclusively serve the Premises and which are valued at $50,000.00 or less in each instance at the time thereof (but Tenant shall nevertheless notify Landlord in advance of such Alterations and provide Landlord with plans and specifications, for informational purposes). All Alterations shall be performed by using mechanics or other contractors previously approved in writing by Landlord and properly licensed to do such work in the community where the Property is located. Tenant covenants that Tenant’s Work, whether prior, on or subsequent to the Commencement Date, shall be completed in a workmanlike manner, in conformity with insurance company requirements and in compliance with all Laws.

Tenant shall not place a load upon any floor of the Building exceeding either the floor load per square foot of the area, which it was designed to carry, or the amount prescribed by Law. Landlord reserves the right to prescribe the weight and position in the Building of all safes, file cabinets, bookshelves, business machines (other than desk-top machines), mechanical equipment and other heavy personal property. Such installations shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, in settings sufficient, in Landlord’s judgment, to absorb and prevent vibrations, noise and annoyance to any occupant of the Building or adjacent properties.

Tenant shall, before undertaking the Tenant Work or any Alterations, at its cost and expense, obtain all permits, approvals, certificates of occupancy and certificate of approval required by any Governmental Authority and (upon completion) certificates of final approval thereof, and shall promptly deliver originals or duplicates of all such permits, approvals, certificate of occupancy, certificate of approval, “as built” plans for the Tenant Work and any Alterations that affect the exterior (including the roof) or height of the Building, Building structure and structural elements, mechanical, electrical, HVAC, plumbing, sprinkler or life safety systems, and final lien waivers from the general contractor. Tenant agrees to carry and will cause Tenant’s Agents to carry during any activities under this Article such workman’s compensation, general liability, personal and property damage insurance as Landlord may reasonably require, naming Landlord as an additional insured as its interest may appear. Tenant agrees (a) to pay or cause to be paid promptly, when due, the entire cost of any work done by or for Tenant or any Sublessee upon the Demised Premises so that the Demised Premises shall be at all times free of claims or liens for labor or materials· and (b) to defend, indemnify and hold Landlord harmless from and against any and all injury, loss, demands, claims or damages to any person or property occasioned by or in connection with Tenant’s Work, to the extent not paid to Landlord by the carrier of any insurance, and except to the extent directly due to the gross negligence or willful misconduct of Landlord (c) to defend, indemnify and hold Landlord harmless from and against any and all claims, penalties, fines legal fees, damages, etc. due to Tenant’s violation of any governmental law. Any costs incurred by the Landlord due to Tenant’s violation shall be paid to Landlord as additional rent.

All Alterations, additions or improvements which may be made by either party (other than Tenant’s Owned Property, as defined in Section 20) shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease, unless, with respect to any Alteration, addition or improvement made by Tenant, including the Tenant Work, Landlord shall give written notice to Tenant at the time Landlord approves such work, if approval is required, that Landlord shall require Tenant to remove same at the end of the term, in which event the same shall be removed from the Premises by Tenant, at its expense, prior to the expiration of the term of the Lease, and Tenant shall restore the Premises to their original condition. Tenant shall not be required to remove or restore any items as to which, at the time Landlord gives its approval for any specific Alteration or the Tenant Work, Landlord has not specified that Tenant shall have such removal obligation at the end of the term. As to any Alterations installed by Tenant for which no Landlord consent was required, within ten (10) days after written request from Tenant, Landlord shall specify whether Tenant shall have such removal obligations for such items at the end of the term. In the event Tenant fails to make such request during the Lease term Landlord shall nevertheless have the right to require Tenant to remove such Alterations which did not require Landlord’s consent (and which were not otherwise consented to by Landlord) at the expiration of the Lease term.

Tenant shall not make, or cause to have made, any sprinkler system alterations without prior submission of plans, specifications, drawings, and related documents to the Landlord for his review and approval.

Tenant, at its cost and expense, shall remove from the Demised Premises and the Building all boxes and other packaging resulting from Tenant’s or any sublessee’s installations, Alterations, renovations and decorating.

20. SURRENDER OF PREMISES. All Alterations, additions, and improvements in, on or to the Premises made or installed by or for Tenant, including, without limitation, carpeting, cabinets, countertops, and sinks, shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale, subject to Section 19. The foregoing shall not apply to moveable equipment, trade fixtures, inventory, signs, personal property, furniture or other removable property which is owned or leased by Tenant (“Tenant’s Owned Property”). At the end of the Term or any renewal of the Term or sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations that Landlord does not require Tenant to remove by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear, subject to Section 19 above.

Portions of the initial alterations installed as part of the Tenant Work, (i.e., Liebert units, computer rooms, auditoriums, laboratories, wiring, cabling, etc.), which are not Tenant’s Owned Property, shall, at the election of Landlord, and subject to Section 19, either be removed by Tenant at its expense before the expiration of the term or shall remain upon the Premises and be surrendered therewith at the expiration date or earlier termination of this Lease as the property of Landlord without disturbance, molestation or injury. If Landlord requires the removal of all or part of said specialized Tenant improvements, Tenant, at its expense, shall repair any damage to the Premises or the Building caused by such removal and shall restore the Premises to its condition prior to the installation of such specialized Tenant improvements. If Tenant fails to remove said specialized Tenant improvements upon Landlord’s request, then Landlord may (but shall not be obligated to) remove the same and the cost of such removal, repair and restoration, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to Tenant and paid upon demand, such obligation to survive the expiration of the term.

Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling, unless otherwise provided at the time Landlord approves the plans for such Alterations.

All personal property not removed by Tenant shall be deemed abandoned by Tenant and Landlord reserves the right, at its sole and absolute discretion, to dispose of the personality and to charge the reasonable cost of such removal to the Tenant, which obligation shall survive the Lease termination and surrender hereinabove provided. If the Premises are not surrendered at the end of the Lease term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Premises, and Tenant shall pay to Landlord for each month or a part thereof that Tenant does not vacate or surrender the Premises after the end of the term, a sum equal to 150% of the Basic Rent for the month immediately prior to the end of the term together with all items of Additional Rent and other charges with respect to the Property or Premises payable by Tenant during the last Lease Year of the Term prorated on a per diem basis based upon the actual number of days of the Holdover Period. In addition, upon thirty (30) days written notice from Landlord to Tenant that Landlord requires surrender of the Premises to Landlord to prepare or deliver the same to any succeeding tenant or occupant, and the failure of Tenant to surrender the Premises within such thirty (30) days, Tenant be liable for and shall indemnify, defend and hold Landlord harmless from all direct, out-of-pocket loss, cost, claims, liability or expense (including reasonable attorneys’ fees) arising from Tenant’s holdover which results in the inability of Landlord to timely prepare and/or timely deliver space to a third party for its occupancy, including any claims made by any succeeding tenant due in whole or part to Tenant’s holdover and additional costs incurred by Landlord, such as overtime and premium payments to contractors for construction, and other direct damages. Notwithstanding anything contained in this Lease to the contrary, in no event shall Tenant be liable for special or consequential damages. The provisions of this Section 20 do not waive Landlord’s right of re-entry, eviction, or right to regain possession by actions of law or in equity, or any other rights or remedies and shall not be deemed a consent by Landlord to Tenant’s remaining in possession or be construed as creating or renewing any lease or right of Tenant between Landlord and Tenant.

Notwithstanding the foregoing, in the event Landlord and Tenant are conducting good faith negotiations to extend the Term or to enter into a new lease for the Premises, Tenant shall continue making all payments at one hundred percent (100%) of the Base Rent (including Additional Rent) payable as of the last month of the Term. Upon execution of an agreement to extend the Term or upon the execution of a new lease for the Premises, Tenant shall retroactively pay the increase in Base Rent, if any, as set forth in such agreement to extend the Term or new lease. In the event good faith negotiations between the parties cease, or in the event Landlord in Landlord’s sole discretion decides not to renew the Term, and if upon thirty (30) days notice from Land lord, Tenant (or any party claiming under Tenant) refuses to surrender the Premises to Landlord, Landlord shall have the option to charge Tenant a sum equal to 150% of Base Rent as set forth in above from the expiration of such thirty (30) day notice until such time as Landlord obtains possession of the Premises from Tenant.

21. RULES AND REGULATIONS. Tenant shall observe such reasonable rules and regulations with respect to the Property as Landlord may from time to time adopt, on written notice to Tenant, provided the same are non- discriminatory and are applicable to and enforced against other tenants and occupants uniformly, and do not materially diminish Tenant’s rights or materially increase its obligations under this Lease. Landlord shall not be liable for violation of same by any other Tenant, its employees, agents, invitees or licensees.

A. Smoking of cigars, cigarettes or other forms of tobacco use is not permitted in any part of the Building or near any doors or windows.

B. No animals or birds shall be brought into or kept in or about the Premises. The Premises shall not be used as a lodging place or for any immoral or illegal purpose. Tenant covenants and agrees not to suffer, allow, or permit any offensive or obnoxious vibration, noise, odor, or other undesirable effect to emanate from the Premises or any machine or other installation therein, or otherwise suffer, allow, or permit the same to constitute a disturbance to occupants of the Building.

C. The restrooms and other water apparatus shall not be used for any purposes other than those for which they were constructed and no sweepings, rags, ink, chemicals or other unsuitable substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose employees, agents, invitees or licensees shall have caused same.

D. If any material or equipment requires special handling, Tenant shall employ only persons holding a Master Rigger’s License to do such work and all such work shall comply with all legal requirements. Tenant shall indemnify, defend, and hold harmless Landlord for any and all claims, demands, liabilities, cost, and/or expense, including without limitation, reasonable attorney’s fees arising in connection with the moving or installing of furniture, equipment, appliances or other articles into the Building by or at the request of Tenant, or the existence of such items in the Building.

E. Exterior signs, directories and monument signs may be inscribed or constructed by the Tenant and placed on the Building exterior or exterior of the Premises, subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned, and all costs associated with such signage will be at the Tenant’s expense. Landlord shall have such reasonable approval rights over the color, size, style and location of all exterior signs, advertisements and notices. No advertising of any kind by Tenant shall refer to the Building (except as an address for Tenant), unless first approved in writing by Land lord. Tenant shall obtain all permits and approvals therefor, and the same are in compliance with all applicable governmental requirements and Laws.

F. At the termination of this Lease, Tenant shall deliver to Landlord all keys for any portion of the Premises and in the event of the Joss of keys, Tenant shall. pay Landlord the cost thereof. Before leaving the Premises at any time, Tenant shall close and lock all doors.

G. The use in the Premises of auxiliary heating devices such as portable electric beater, heat lamps or other similar devices in prohibited.

H. Landlord shall not be responsible for any lost or stolen Property, equipment, money or jewelry from the Premises regardless of whether such loss occurs when the Building is are locked or not.

I. Tenants are required to provide and use a chair mat for all wheeled chairs. Soiled, stained, torn or worn carpet may result in a charge being deducted from the Deposit (as defined in the Agreement) for carpet repair and/or replacement.

J. Tenant covenants and agrees that the storage, handling, removal, and disposal of all Tenant’s Hazardous Substances at or from the Premises shall be done in material compliance with all applicable Laws including Environmental Laws and such storage, handling, removal, and disposal shall be performed by Tenant at Tenant’s sole cost and expense.

K. No X-ray machines or other electrical, electronic, laser, electromagnetic, or other health care equipment, machines, or devices now existing or hereafter invented shall be installed or used in the Premises, unless installed, maintained, and replaced completely at Tenant’s sole cost and expense, in accordance with all the terms and conditions of this Lease, including, without limitation rules regulations, and requirements of the local board of fire underwriters, the local fire insurance exchange, and all Federal, State, and Municipal authorities having jurisdiction thereof.

L. No person may reside in or remain in the Building on an overnight or in- patient basis.

M. No employee, agent, licensee, contractor, patron, patient, or other invitee of the Tenant may engage in any conduct which is inconsistent with the businesslike atmosphere of the Building for the permitted use.

N. Any breach or violation of this section shall constitute and default under Section 31 - Default Insolvency, subject to any applicable notice and cure provisions.

O. Tenant shall at its own cost and expense maintain a refuse container. Such container shall be adequate in size and structure and kept in good and secure conditions. Such container shall be located in an area approved by the Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall not permit undue accumulations of trash, rubbish and other refuse.

22. ACCESS TO PREMISES. Landlord shall have the right to enter the Premises at reasonable times upon at least twenty-four (24) hours telephonic notice (except that no notice need be given in an emergency) to examine same, to maintain the same, or to make such repairs, replacements or improvements to the Premises or to the Property as Landlord may deem desirable and as provided in this Lease, and Tenant shall have no claim against Landlord by reason thereof, provided that Landlord shall use commercially reasonable efforts not to interfere with, inconvenience or disrupt Tenant’s use, occupancy and services, and such entry shall be subject to Tenant’s reasonable security requirements. The Landlord may enter upon the Premises for the purpose of showing same to prospective new tenants at any reasonable time within six (6) months from the termination date of the Lease. Landlord shall have the right to enter upon the Premises for examining same with prospective mortgagees, purchasers and insurance company representatives upon at least twenty-four (24) hours telephonic notice at reasonable hours and times upon giving Tenant’s on site representative oral or telephone notice.

23. DAMAGE BY FIRE OR OTHER CASUALTY. If the Building shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to the conditions set forth in this Section 23, shall repair, rebuild or replace such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction, excluding, however, any of the Tenant Work, leasehold improvements, equipment, fixtures and other property installed or located in the Premises by Tenant and for any of Tenant’s Alterations, additions or improvements subsequently made (collectively, “Tenant’s Installations”); provided, however, that Landlord shall only be obligated to restore such damage which is covered by the fire and other extended coverage insurance policies that Landlord is obligated to carry under this Lease. Tenant shall be solely responsible for the repair and restoration of Tenant’s Installations, which shall be prosecuted with diligence and shall be performed in a first class manner.

The restoration and repair work shall be commenced promptly and completed with due diligence by Landlord and/or Tenant, as the case may be, taking into account the time required to effect a settlement with, and procure insurance proceeds from, the insurers, and for delays beyond a party’s reasonable control. If (i) Landlord fails to substantially complete Landlord’s restoration work within two hundred seventy (270) days from the date of damage, or (ii) if less than one (1) year remains in the term from the date of damage, either party may terminate this Lease by notice to the other, such notice to be given within twenty (20) days after the end of the two hundred seventy (270) day period, in the case of (i), or within sixty (60) days of the date of damage, in the case of (ii).

The net amount of any insurance proceeds (excluding proceeds received pursuant to a rental coverage endorsement) recovered by reason of the damage or destruction of the Building in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess amount being hereinafter called the “net insurance proceeds”) shall be applied towards the reasonable cost of restoration. If in Landlord’s reasonable opinion the net insurance proceeds will not be adequate to complete such restoration, Landlord shall have the right to terminate this Lease and all the obligations of the parties hereto thereafter arising by sending a written notice of such termination to Tenant, the notice to specify a termination date no less than ten (10) days after its transmission. If the net insurance proceeds are more than adequate, the amount by which the net insurance proceeds exceed the cost of restoration will be retained by Landlord or applied to repayment of any mortgage secured by the Building.

Tenant will receive an abatement of its Base Rent and Additional Rent and other charges or payment made to or for the account of Landlord under this Lease to the extent and during the time the Premises, or a material portion thereof, are rendered unusable for their intended purposes due to casualty

24. EMINENT DOMAIN. If any part of the Premises or any other part of the Property shall be condemned or taken in any manner for any public or quasi-public purpose and Tenant’s use of the Premises shall be materially affected, this Lease shall terminate on the date when title to same vests in the condemning authority, and the Base Rent and Additional Rent shall be apportioned as of such date. Landlord shall be entitled to receive the entire award in any condemnation proceeding relating to the Property. All compensation awarded for any such taking or conveyance, whether for the whole or in part of the Premises or otherwise shall be the property of the Landlord, whether such damages shall be awarded as compensation for the diminution or total Loss in value of the Leasehold or of the fee of the Property, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any such compensation. Tenant shall be entitled to separately petition the condemning authority for a separate award for its moving expenses and trade fixtures, but only to the extent such separate award shall not diminish the amount of proceeds payable to the Landlord.

If there is a partial condemnation and this Lease has not been terminated pursuant to this Section 24, then subject to its receipt of adequate proceeds and all required permits, Landlord shall restore the Building and the improvements which are part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which possession shall have been taken by the condemnor. If the condemnation proceeds are more than adequate to cover the cost of restoration and the Landlord’s expenses in collecting the condemnation proceeds, any excess proceeds shall be retained by Landlord or applied to repayment of any mortgage secured by the Property.

If there is a partial condemnation and this Lease has not been terminated by the date upon which the condemnor shall have obtained possession, then the obligations of Landlord and Tenant under this Lease shall be unaffected by such condemnation except that there shall be an equitable abatement for the balance of the term of the minimum Base Rent according to the value of the Premises before and after the date upon which the condemnor shall have taken possession.

25. WAIVER OF LANDLORD’S LIABILITY. Tenant agrees to take such steps, as it may deem necessary and adequate for the protection of itself, and its agents, employees, invitees and licensees, and the Property of the foregoing, by insurance, as a self-insurer or otherwise. Landlord shall not be liable for any injury to persons or damage to property on the Property resulting from any cause whatsoever, including, without limitation, theft, fire, explosion, water, rain, snow, frost, steam, gas, electricity, heat, cold, dampness, sewers, odors, noise, leaks from any part of the Building or the roof, the bursting or leaking of pipes, plumbing, electrical wiring and equipment, and fixtures of all kinds, or by any act or neglect of others, tenants or occupants of the Building or any other person, or caused by any manner whatsoever, nor shall Landlord be liable for any latent defects in the Building or the negligence of any independent contractor. Tenant hereby waives all right of recovery which it might have against Landlord, Landlord’s agents and employees for loss or damage to Tenant’s furniture, inventory, furnishings, fixtures, chattels and articles of personal property located on the demised Premises. Tenant shall obtain insurance policies covering its furnishings, inventory, fixtures, equipment and articles of personal property (collectively, “Personal Property”) in the Premises and Landlord shall be named as an additional insured party under such policies to the extent of its interest therein. Nothing herein shall create any interest in Landlord in or with respect to Tenant’s Owned Property or any insurance proceeds related thereto.

Each Party shall be excused for the period of any delay in the performance of any obligation under this Lease (except for Tenant’s obligation to pay Base Rent and Additional Rent) when prevented from doing so by cause or causes beyond such party’s control (hereinafter “Force Majeure”) which shall include, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power sabotage, governmental regulations or controls, fire or other casualty, inability to obtain materials, services or financing, any failure, event or interruption of any Building services and or utilities, temporary or otherwise, including but not limited to; electric, gas, elevators, HVAC systems, telephone, and any other utilities contracted by Landlord or Tenant, that may be compromised by a deficiency in any and all systems or controls affecting the Premises.

26. WAIVER OF SUBROGATION. Landlord and Tenant each hereby releases the other, from any and all liability for any loss or damage which may be inflicted upon the property of such party even if such Joss or damage shall be brought about by the fault or negligence of the other party, its agents or employees; provided, however, that this release, set forth in this Section, shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder. If a party cannot, with reasonable diligence, obtain such provision in its insurance, the other party shall have the opportunity, at its option, to procure such insurance from a responsible insurance company licensed to do business in the state of New Jersey and the party who failed to obtain such insurance provision shall pay the cost thereof.

27. INDEMNIFICATION. Tenant will indemnify, defend and hold Landlord harmless from and against any and all claims, actions, damages, liability and expense (including, but not limited to, reasonable fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property caused to third parties occasioned wholly or in part by any willful or negligent acts or omissions of Tenant, its agents, contractors, employees, licensees or invitees, unless such loss, injury or damage was caused by the negligence or willful misconduct of Landlord, or its agents, contractors, employees, licensees or invitees.

Landlord shall indemnify, defend and hold Tenant harmless from any and all claims actions, damages, liability and expense (including, but not limited to, reasonable fees of attorneys investigators and experts), in connection with loss of life, personal injury or damage to property caused to third parties occasioned wholly or in part by any willful or negligent acts or omissions of Landlord, its agents, contractors, employees, licensees or invitees, unless such loss, injury or damage was caused by the negligence or willful misconduct of Tenant or its agents, contractors, employees, licensees or invitees.

28. INSURANCE. At all times during the Term of this Lease, Tenant shall at Tenant’s own cost and expense, provide and keep in force commercial general liability insurance covering the legal liability of Tenant, Landlord, and any mortgagee or ground lessor of Landlord, against claims for bodily injury, death or property damage, occurring on, in or about the Premises, or occurring as a result of ownership or use of facilities located on the Premises, or as a result of the use of products or materials manufactured, processed, constructed or sold, or services rendered, on the Premises, in the minimum amount of Two Million Dollars ($2,000,000.00) with respect to any one death or bodily injury, Two Million Dollars ($2,000,000.00) with respect to any one occurrence, and Two Million Dollars ($2,000,000.00) for all claims for property damage with respect to any one occurrence. Such insurance shall be written by companies of recognized financial standing which are well rated by national rating organizations and are legally qualified to issue such insurance in the State of New Jersey. All policies obtained by Tenant shall be delivered to Landlord and endorsed “premium paid” by the company or agency issuing the same within ten (10) days after issuance thereof, and shall provide that same shall not be canceled without providing Landlord with thirty (30) days prior notice in writing of any such cancellation.

It is expressly agreed and understood between both parties that the Tenant shall list the following entities as additionally insured: Hillsborough Park, L.L.C., and all their partners officers, lenders, shareholders, directors, members, agents and employees, contractors of Landlord, respective heirs, successors, assigns, assignees and any owned, controlled, affiliated subsidiary company or corporation now existing or hereafter constituted, as their interest may appear.

Landlord, at Landlord’s sole cost and expense (except for reimbursement thereof by Tenant by virtue of Tenant’s payment of Expense Rent), shall maintain and keep in effect throughout the term and any extensions or renewals thereof, “Special Form” (formerly known as “All Risk”) property insurance, including sprinkler leakage, for the full replacement cost of the Building (excluding all leasehold improvements in the Premises, as well as all additions, improvements and Alterations to the Premises, if any, and of all office furniture, trade fixtures, office equipment, merchandise, and all other items of Tenant’s property on the Premises which Tenant shall insure). The proceeds of such insurance shall be used for the repair or replacement of the Premises so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds shall be paid to Landlord.

29. COMMON AREAS. Upon delivery of all of the Subsequent Premises to Tenant, Tenant shall have the exclusive right (and prior to such delivery, the non-exclusive right) to use, the parking areas, walkways, sidewalks, driveways, halls and lobbies (the “Common Areas”) located on the Property. Landlord reserves the following rights in and to the Common Areas: (i) the right to install, use, maintain, remove, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment, serving any part of the Building or Property; and (ii) to the extent located outside the Building, the right to use and grant easements on, over or under the Property and to dedicate for public use portions thereof, provided in either case Tenant’s use of the Property in the ordinary course of Tenant’s business is not materially adversely affected, and Tenant’s rights under this Lease are not materially diminished.

Landlord shall not be responsible for any damage or theft of any vehicle in the parking areas, and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking areas.

Tenant authorizes Landlord to tow away from the parking areas outside the Property, at the operator’s sole cost and expense, and/or to attach violation stickers or notices to any motor vehicles used by Tenant or any Sublessee or their employees or visitors parked illegally or in violation of this section.

30. CONDITION OF PREMISES. Tenant acknowledges and agrees that Landlord has made no representations or promises with respect to the Premises or the Property, except as expressly set forth in this Lease. Except as otherwise provided, in this Lease, Tenant has inspected the Property including the Building and agrees to take the same in an “as is” condition. Landlord shall have no obligation to do any work in and to the Premises to render them ready for occupancy and use by Tenant. Tenant shall, at its own cost and expense, obtain all governmental permits and licenses required in connection with its occupancy of the Premises and the operation of its business in the Premises. Notwithstanding the foregoing, the Premises shall be delivered to Tenant vacant, broom clean, with all personal property of prior occupants removed, free and clear of all Hazardous Substances (encapsulated or not), with existing Building system and structure in sound condition and with no outstanding violations of record.

31. DEFAULT; INSOLVENCY. If (i) Tenant shall fail to pay monthly Base Rent, Tax Rent or Expense Rent payable to Landlord hereunder when due and such failure shall continue uncured for more than five (5) days after Tenant’s receipt of written notice from Landlord of such failure (however, Landlord shall not be obligated to provide Tenant with written notice of such nonpayment of monthly Base Rent, Tax Rent or Expense Rent more than two (2) each Lease Year; (ii) Tenant shall fail to pay any other sum payable to Landlord hereunder within ten (10) days after billing from Landlord and such failure shall continue uncured for more than five (5) days after Tenant’s receipt of written notice thereof from Landlord or (iii) Tenant shall fail to perform any of the other covenants, terms or conditions of this Lease and fails to cure such failure within thirty (30) days after written notice of such failure is received by Tenant from Landlord (or, if such other default is of such nature that it cannot be reasonably cured within thirty (30) days, if Tenant does not commence such curing with such thirty (30) days and thereafter proceed with reasonable diligence and in good faith to cure such default), or (iv) if the Tenant shall compound its debts, or make an assignment for the benefit of creditors, or if a receiver or trustee is applied for or appointed for the Tenant, or if there be filed a petition in bankruptcy or insolvency, or for an arrangement or reorganization by or against the Tenant, or if the Tenant is adjudicated a bankrupt or is adjudged to be insolvent, or if there is advertised any sale of Tenant’s property under process of law, or if any material portions of the assets or property of the Tenant in the Premises shall be attached or levied upon, and in the case of any of the circumstances described in this clause (iv) the same not stayed or discharged within thirty (30) days after notice from Landlord, then Landlord may with or without any demand whatsoever or further notice, pursue any one or more of the following remedies: (i) Landlord shall have the right, at its election, to cancel and terminate this Lease and dispossess Tenant; or (ii) Landlord shall have the right to terminate Tenant’s right to possession and to recover an amount equal to the amount by which rents due under this Lease for the remainder of the then current existing term (or any applicable extension or renewal thereof) discounted to present value at six percent (6%) shall exceed the fair rental value of the Premises for the same period, similarly discounted (the “Benefit of the Bargain Damages”), (iii) Landlord may elect to enter and repossess the Premises for Tenant’s account, holding Tenant liable in damages for all expenses incurred in any such reletting (including without limitation advertising expenses, brokerage commissions, reasonable attorney’s fees, and repairs, replacement s, alterations and improvements) and for any difference in the amount of rent received from such reletting and that are due and payable under the terms of this Lease; or (iv) Landlord may enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease(and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action).

All such remedies of Landlord shall be cumulative, and in addition, Landlord may pursue any other remedies that may be permitted by law or in equity, provided Landlord may not accelerate rent (other than recovery of the Benefit of the Bargain Damages).

Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. If this Lease shall have been so terminated by Landlord, Landlord may at any time thereafter resume possession of Premises by any lawful means and remove Tenant or other occupants and their effects. Landlord’s acceptance of a partial rent payment from Tenant shall not constitute a waiver of any of Landlord’s rights available under this Lease or at law or equity. including, without limitation. the right to recover possession of the Premises.

In any case where Landlord has recovered possession of the Premises by reason of Tenant’s default, Landlord may at Landlord’s option occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining Premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof as agent of Tenant or otherwise, for a term or terms to expire prior to, at the same time as or subsequent to, the original expiration date of this Lease, at Landlord’s option, and receive the rent therefor, applying the same first to the payment of such expenses as Landlord may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining Premises, or otherwise changing or preparing for reletting, and the relet ting, including brokerage and reasonable attorneys’ fees, and then to the payment of damages in amounts equal to the rent hereunder and to the cost and expense of performance of the other covenants of Tenant as herein provided. Tenant agrees, whether or not Landlord bas relet, to pay to Landlord damages equal to the rent and other sums herein agreed to be paid by Tenant, less the net proceeds of the reletting if any, as ascertained from time to time, and the same shall be payable by Tenant on the several rent days above specified. In reletting the Premises as aforesaid, Landlord may grant rent concessions, and Tenant shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. The Tenant shall not be entitled to any surplus accruing as a result of any reletting. If Landlord elects pursuant hereto to occupy and use the Premises or any part thereof during any part of the balance of the term as originally fixed or since extended, there shall be allowed against Tenant’s obligation for rent or damages as herein defined, during the period of Landlord’s occupancy, the reasonable value of such occupancy, not to exceed in any event the rent herein reserved and such occupancy shall not be construed as a release of Tenant’s liability hereunder.

The parties understand and agree that N.J.S.A. 2A:18-72 does not apply to this Commercial Lease, and that the Landlord shall have the specific rights set forth below with respect to any property left at the Premises in the event the Premises are (i) abandoned by the Tenant, (ii) the Tenant is summarily dispossessed, or (iii) the Lease is otherwise terminated. In such event, any property left in or about the Premises by the Tenant shall be deemed abandoned and the Landlord shall have the following rights with respect to any such property:

a. The Landlord may sell the property left behind at a public or private sale;

b. The Landlord may destroy or otherwise dispose of the property if the Landlord determines, in its sole discretion, that the value of the property is so low that the cost of storage and conducting a public sale would probably exceed the amount that would be realized from the sale; or

c. The Landlord may, at its discretion, sell certain items and destroy or otherwise dispose of the remaining property.

In the event of a sale, Landlord may deduct from the proceeds of any sale the reasonable costs of notice, storage and sale and any unpaid rent and charges not covered by a security deposit.

Subject to Section 43, each party waives any claim against the other for incidental, or default under indirect, special or consequential damages, or for lost profits arising from a breach of this Lease.

Landlord’s remedies hereunder are in addition to any remedy allowed by law, subject to any limitations or other provisions contained in this Lease.

Any check returned to Landlord for insufficient funds is subject to an Additional Rent service charge in the amount of One Hundred Fifty ($150.00) Dollars.

32. CONFESSION OF JUDGMENT - Intentionally Deleted.

33. WAIVER OF RIGHT OF REDEMPTION AND JURY TRIAL. Tenant do hereby waive trial by jury in any action, proceeding, or counterclaim brought by either against the other upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and or claim of injury or damage. Tenant waives any and all rights of redemption conferred by statute or otherwise, to the extent legally authorized, upon the expiration or sooner termination of the Demised Term or upon the entry of final unappealable judgment for recovery of possession through any action or proceeding.

34. SERVICE FEE. In event Tenant fails to pay any Base Rent or Additional Rent on or before fifth (5th) day after its due, Landlord shall be entitled to charge as Additional Rent a one-time service fee equal to five percent (5%) of the amount due and in addition, Landlord shall be entitled to receive interest on the outstanding amount from the date such payment is due at the rate of twelve (12%) percent per annum, until Landlord is paid in full. The foregoing shall be in addition to any other right Landlord shall have by this Lease or by law in the event Tenant fails to pay its Basic Rent in accordance with this Lease. Notwithstanding the foregoing, Landlord agrees to provide Tenant with notice one (1) time each Lease Year that payment has not been made when due and provided Tenant makes payment to Landlord within such five (5) day period.

Common Area charges and Rent must be paid by the first (1st) of the month.

It is understood and agreed that Tenant understands that the billing of rent and additional rent is not mandatory but an accommodation by Landlord. Tenant must pay rent as per Lease agreement whether they receive a bill or not and that all obligations under the Lease agreement prevail whether the bill has been received or not received.

Each month Tenant will receive a specified Common Area charge as per other Buildings at the Hillsborough Business Center.

35. MECHANIC’S LIEN. Tenant shall discharge any mechanic’s lien filed against the Property for work done or claimed to have been done for Tenant, or materials furnished or claimed to have been furnished to Tenant, within thirty (30) days after notice from Landlord thereof. Notice is hereby given that Landlord is not liable for any work performed at the Premises by or for Tenant and that no mechanic’s lien arising therefrom shall attach to, or affect the estate of, or interest of Landlord. If any mechanical liens are filed against the property due to Tenant’s actions or inactions, such filing shall be considered an event of default by Tenant under this lease.

36. LANDLORD’S RIGHT TO CURE TENANT’S DEFAULT. If Tenant defaults in the observance or performance of any term to be observed or performed by Tenant under this Lease after notice and expiration of the applicable cure period, Landlord may immediately or at any time thereafter and without additional notice to Tenant, elect to perform the same for the account of Tenant, and the expenses incurred with respect to such performance, together with attorneys’ fees, court costs and interest thereon, shall be deemed additional rent hereunder and shall be paid by Tenant to Landlord on demand therefore.

37. SUBORDINATION.

a. Subject to and conditioned upon compliance with Section 37b, this Lease is subject and subordinate to all ground or underlying leases, and expressly subordinate to the lien all mortgages which may now or hereafter affect such leases or the Property and to all renewals, modifications, consolidations, replacements and extensions of any such ground lease or mortgage. This provision shall be self-operative and no further instrument or act on the part of Tenant shall be necessary to effect such subordination. Tenant will nevertheless execute within five (5) days any instrument confirming such subordination requested by Landlord, subject to delivery of the SNDA as provided below. Landlord agrees to use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement in substantially the form attached hereto as Exhibit “D” hereto (an “SNDA”) from its current mortgagee, with such immaterial changes thereto that Tenant may approve in its reasonable discretion, provided Tenant shall not be obligated to agree to changes which are not customary and reasonable and consistent with the substantive provisions of Exhibit “D,” nor shall Tenant be obligated to agree to changes which materially increase Tenant’s obligations or materially diminish its rights under this Lease. Should Landlord fail to deliver such SNDA from the existing mortgagee within thirty (30) days after the full execution and delivery of this Lease, Tenant shall have the right to terminate this Lease, in which event no party shall have any further liability or obligation under this Lease. If Tenant fails to exercise such right of termination on or before the sixtieth (60th) day after full execution and delivery of this Lease, such right shall be waived.

b. It is a condition precedent, however, to such subordination provisions of subsection 37a to any future mortgages or ground leases that Landlord and each holder of any future mortgage, deed of trust, other security instrument or encumbrance placed upon or affecting the Property and each underlying lessor (a “Future Mortgagee”) shall first execute and deliver to Tenant an SNDA substantially in the form annexed hereto as Exhibit D or such other commercially reasonable form as may be required by such Future Mortgagee provided the protections afforded to the Tenant in Exhibit D are also contained in the form required by such Future Mortgagee. Tenant agrees to negotiate in good faith any changes to the form of the SNDA required by an institutional first mortgage Lender provided such changes are customary and reasonable and not inconsistent with the substantive provisions of Exhibit D, and which do not materially increase Tenant’s obligations or materially diminish its rights under this Lease. If any Future Mortgagee does not enter into an SNDA with Tenant as provided herein, such mortgage, deed of trust, other security instrument or encumbrance will be subordinate to this Lease and to Tenant’s rights hereunder, including without limitation, Tenant’s rights under Section 75 of this Lease.

38. QUIET ENJOYMENT. Landlord covenants that if and so long as Tenant pays the rent and additional rents and performs the covenants and conditions hereof, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term herein mentioned, subject to the provisions of this Lease. In the event the Landlord shall breach the within covenant, Tenant shall give Landlord notice thereof and Landlord shall have a reasonable opportunity to cure said breach.

39. TENANT’S ESTOPPEL. Tenant shall from time to time (but no more than three times in any single year), upon not less than ten (10) business days after receipt by Tenant of prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement the form attached hereto as Addendum “B”, certifying the matters set forth therein (if the facts so warrant), it being intended that any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of Landlord’s interest or mortgage of Landlord’s interest or assignee or any mortgage upon Landlord’s interests in any underlying Lease or in the Property. If Tenant shall fail or otherwise refuse to execute a Tenant’s Estoppel in accordance with this Section, then, and upon such event, Landlord may give Tenant a second notice and if Tenant fails to provide such Tenant Estoppel after such second request and such failure shall continue uncured for more than five (5) business days after Tenant’s receipt of such second written notice, then the contents of such estoppel shall be deemed ratified and binding upon Tenant.

40. NOTICES. Any notice, consent, or approval hereunder shall be in writing and shall be deemed sufficiently given if sent by certified mail, return receipt requested, or reputable overnight carrier addressed to the applicable party at the address set forth in Section l(a), as to Landlord, or l (b), as to Tenant, prior to the Rent Commencement Date, and after the Rent Commencement Date addressed to Tenant at the Premises. Notices properly sent shall be deemed effective on the date of receipt or rejection as evidenced by the return receipt or bill of lading. Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall be sent. Notices may be given on behalf of any party by its legal counsel.

Should the Tenant’s notice address change or be other than the address on Page 1, Sections l(b) or l(c) of this Lease, including by reason of default, abandonment, eviction, etc., Tenant must notify Landlord in writing pursuant to this Section. If no notice is given as outlined in this Section, any notice given to Tenant by Landlord at the addresses provided on Page 1 of this Lease shall be deemed accepted by Tenant.

41. MANAGEMENT FEES. Intentionally Deleted.

42. NO PERSONAL LIABILITY OF LANDLORD here shall be no personal liability of any principal of the Landlord in connection with this Lease. Tenant agrees to look solely to the equity of Landlord in the Property for the collection of any judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to this Lease or in any way relating to the Premises or Property, and no other assets of Landlord or any principal of Landlord shall be subject to lev y, execution or other procedures for the satisfaction of Tenant’s remedies.

43. HOLDOVER. In the event Tenant remains in possession of the Premises after the expiration of the tenancy created hereunder, and without the execution of a new Lease, unless the Lease Term has been extended pursuant to Section 44 hereof, deemed to be occupying said Premises as a Tenant from month to month, and the provisions of the final two paragraphs of Section 20 shall apply.

44. ONE-YEAR RENEWAL. Intentionally Deleted.

45. SUBMISSION OF LEASE. This Lease is submitted to Tenant for signature on the understanding that it shall not be deemed an offer and shall not bind Landlord or Tenant in any way unless and until duly executed by both Landlord and Tenant.

46. NO REPRESENTATIONS. This Lease contains the entire agreement between the parties and all prior negotiations, understandings and agreements are merged in this Lease. Neither Landlord nor Landlord’s agents have made any representations, warranties or promises with respect to the Premises, the Building, the Property, the presence of a certain Tenant or store, or the number, types, or hours of operation of Tenants or stores at the property, or this Lease except as expressly set forth in this Lease and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease. Tenant has inspected the Premises, the Building and the Property, and is thoroughly acquainted with their condition and agrees to take the same in ” as is” condition, except as otherwise expressly set forth. Tenant acknowledges that the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises, the Building and the Property of which the same form a part, were in good and satisfactory condition at the time such possession was so taken, except for defects that cannot be readily ascertained by ordinary visual inspection. Landlord shall have no obligation, except as herein set forth, to do any work in and to the Premises to render them ready for occupancy and use by Tenant. This Lease may not be changed, modified or discharged, in who le or in part, orally and no executory agreement shall be effective to change, modify, discharge, or effect an abandonment, in whole or in part, this Lease or any obligations under this Lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord, or the written approval of Landlord, as the case may be, and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord. It is exp res sly agreed and understood between the Landlord and the Tenant that the Lease supersedes any and all representations, negotiations, understandings and agreements, whether oral or written, between the parties or their representatives.

47. CAPTIONS. The captions in the Lease are included for convenience only and shall not be taken in consideration in any construction or interpretation of this Lease or any of its provisions.

48. NO WAIVER OR CHANGES. The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease cannot be changed or terminated orally.

49. RECORDING. The Tenant shall not record this Lease or a memorandum hereof. It is understood between the parties hereto that this Lease will not be recorded. Any such attempted recording shall be deemed null and void and of no effect, and shall constitute a default hereunder.

50. BROKER.

a. Subject to Section 65, Tenant represents that it did not deal with or negotiate with any Broker in connection with this Lease other than Raider Realty, and indemnifies and holds Landlord harmless from and against any claim for commission or other fee made by any broker with whom it has dealt or negotiated. Tenant agrees to indemnify Landlord against, and hold it harmless from, all liabilities arising out of acts of the Tenant inconsistent with the representations above or misrepresentations by failure to disclose brokerage activity. The obligation of the Tenant to indemnify the Landlord and hold Landlord harmless shall include without limitations the cost of legal fees incurred by Landlord.

b. Subject to Section 65, Landlord represents that it did not deal with or negotiate with any broker in connection with this Lease and indemnifies and bolds Tenant harmless from and against any claim for commission or other fee made by any broker with whom it has dealt or negotiated. Landlord agrees to indemnify Tenant against, and hold it harmless from, all liabilities arising out of acts of the Landlord inconsistent with the representations above or misrepresentations by failure to disclose brokerage activity. The obligation of the Landlord to indemnify the Tenant and hold Tenant harmless shall include without limitations the cost of legal fees incurred by Tenant.

51. CHANGE REQUIRED BY LENDER. If in connection with obtaining financing for the improvements on the Premises, an institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not in Tenant’s reasonable judgment, increase the obligations of Tenant hereunder or materially adversely affect the Leasehold interest hereby created for Tenant’s use and enjoyment of the Premises or reduce Tenant’s rights under this Lease, are customary, reasonable, and are not inconsistent with any substantive provisions of this Lease. Landlord agrees to reimburse Tenant for its actual and reasonable attorney’s fees and costs in connection with any such modifications provided Tenant submits to Landlord with a detailed statement from its attorney confirming such fees and costs and further provided, in no event will Landlord be responsible for reimbursing Tenant for its actual and reasonable attorney’s fees and costs in an amount that exceeds the sum of Two Thousand Five Hundred and 00/100 ($2,500.00) Dollars.

52. BINDING EFFECT. The provisions of this Lease shall apply to, bind and inure to the benefit of Landlord and Tenant, and their respective successors, legal representative and assigns, it being understood that the Term “Landlord” as used in this Lease means only the owner, or the mortgagee in possession, or the lessee for the time being of the Property, so that in the event of any sale or sales of the Property or of any Lease thereof or if the mortgagee shall take possession of the Property, the Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter, except for accounting for any security deposit monies not delivered to the successor Landlord.

53. ADDITIONAL TERMS. Additional provisions forming a part of this Lease, if any, are attached hereto as Addenda and are incorporated herein by reference as if set forth herein at length.

54. LEGAL FEES. Provided Tenant is in default under this Lease beyond any applicable notice and/or cure period, Tenant agrees to pay all of Landlord’s reasonable out-of-pocket costs, expenses, expert witness fees, reasonable attorney’s fees and court costs incurred in enforcing the covenants and agreements in the Lease or incurred by Landlord in enforcing this Lease. All such costs, expenses, expert witness fees, reasonable attorneys’ fees and court costs shall be considered additional rent.

55. LANDLORD’S LIEN. Intentionally Omitted.

56. NON-WAIVER BY LANDLORD. Failure of Landlord to insist upon the strict performance of any provisions or to exercise any option or enforce any rules and regulations shall not be construed as a waiver by the Landlord of any of its rights or remedies in this Lease, and shall not be construed as a waiver, relinquishment or failure of any such covenants, conditions, or options, but the same shall be and remain in full force and effect. The receipt by Landlord of rent with knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver is in writing and signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent shall be deemed to be other than on account of the earliest rent then unpaid nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

Tenant acknowledges and agrees that all of its covenants and obligations contained herein are independent of Landlord’s covenants and obligations contained herein. Tenant shall neither be relieved from the performance of any of its covenants and obligations (including, without limitation, the obligation to pay Rent and additional Rent) nor entitled to terminate this Lease, due to a breach or default by Landlord of any of its covenants or obligations, unless expressly permitted by the terms of this Lease.

57. ADDENDUM “A”. Intentionally Deleted.

58. ADDENDUM “B”. Tenant Estoppel Certificate.

59. ADDENDUM “C”. Attached.

60. EXTRAS. Intentionally Deleted.

61. TENANT’S OBLIGATIONS. It is agreed and understood that upon the applicable Commencement Date of the Lease, Landlord shall no longer be responsible for any utility charges as pertain to the portion of the Premises delivered to Tenant for its exclusive use. Upon Commencement Date of all of the Subsequent Premises, Landlord shall notify Tenant that Landlord intends to close its account with each respective provider of utility service, such account closing to occur not earlier than ten (10) business days from the Tenant’s receipt of such notice, and the Tenant shall thereafter transfer the said utilities into its name. Landlord shall not be responsible for damages, direct, consequential, or of any other nature, that Tenant may incur as a result of Tenant’s delay in transferring the utilities into its name. Any utility charges that accrue on the Landlord’s account due to the Tenant’s delay in transferring the utilities into its name shall become due and payable immediately as additional rent.

62. BUILDING SECURITY. It is expressly agreed and understood that the subject Tenant, shall take such steps, as it may deem necessary and adequate for the protection of itself, their employees, invitees, agents, and licensees, by providing security to their Premises. Tenant expressly covenants and agrees that they shall provide security to their demised Premises at Tenants sole cost and expense. The Tenant shall not hold the Landlord liable for any injury to persons, and damage to goods on the Property, resulting from any cause whatsoever, without limitations including theft and/or burglary. Landlord is not responsible for providing security in the common areas.

63. CORPORATE TENANTS. In the event that Tenant is a corporation or a limited liability company, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that; 1) Tenant is a duly constituted corporation or a limited Liability company and qualified to do business in New Jersey, 2) all Tenant’s Franchise, Corporate, or similar taxes and fees have been paid to date; 3) all forms, reports, fees and other documents necessary for Tenant to continue to comply with applicable laws, rules and regulations shall be filed and paid by Tenant when due; and 4) such persons are duly authorized to execute and deliver this Lease on behalf of the Tenant. (Tenant shall, on or before the date of execution of this Lease, furnish Landlord with a Resolution authorizing execution of this Lease, as well as a certificate of good standing from the State of New Jersey).

64. VALIDITY OF LEASE. The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable La w, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

65. LEASING COMMISSIONS. It is expressly agreed and understood that Landlord has a leasing agreement with Raider Realty, a licensed New Jersey Real Estate Broker. Raider Realty’s leasing commission, without a third party broker, is three percent (3%) of the aggregate value of the Lease. In the event the services of a third party broker are involved in connection with this Lease, Raider Realty’s leasing commission is one percent (I%) of the aggregate value of the Lease. It is expressly agreed and understood that any and all leasing commissions and or brokerage commissions or sale commissions are the sole obligation of Landlord.

66. TENANT’S FINANCIAL STATEMENT. Any time and from time to time, upon not less than ten (10) days’ prior written request from Landlord, but not more than once per year Tenant shall deliver to Landlord: a current, accurate, complete, and detailed balance sheet of Tenant, (dated no more than thirty (30) days prior to such request) including profit and loss statement, all prepared in accordance with generally accepted accounting principles consistently applied and certified by the Chief Financial Officer of Tenant to be a fair and true presentation of Tenant’s current financial position. Landlord shall keep and maintain such information strictly confidential and only disclose their contents to prospective lenders or purchasers of the Property.

67. INSPECTION OF BOOKS AND RECORDS. So long as no event of default by Tenant has occurred and is then continuing beyond any applicable notice and/or cure period, under this Lease, Tenant, or its representative, shall have the right, at Tenant’s own expense, to inspect and copy Landlord’s books and records relating to any Expense Rent or Tax Rent Statement for the purpose of verifying the information contained therein (the “Tenant Audit”), provided that the Tenant shall have sent notice, in writing, no later than ninety (90) days after receipt of the Expense Rent and Tax Rent Statement to be verified, of its desire to conduct the Tenant Audit the “Audit Notice”; The Audit Notice identifies with specificity the particular item(s) in the Expense Rent and Tax Rent Statement that the Tenant believes is/are incorrect; and Tenant has paid the Expense Rent and Tax Rent Statement in full.

The Tenant Audit shall be conducted only by an independent firm of certified public accountants of national standing that is not being compensated by Tenant on a contingency fee basis and during regular business hours at the office where Landlord maintains its books and records. The Tenant Audit shall commence by no later than fourteen (14) days after Landlord’s receipt of the Audit Notice, and shall be completed within five (5) business days after such commencement. A copy of the results of the Tenant Audit shall be delivered to Landlord within three (3) days after the completion of the Tenant Audit.

If Tenant fails to timely request the Tenant Audit as required above, then such Tax Rent and Expense Rent and Tax Rent Statement shall be deemed to have been approved and accepted by Tenant as correct.

The Tenant Audit shall be limited strictly to those items in the Expense Rent and Tax Rent Statement that Tenant has specifically identified in writing as being allegedly incorrect. Tenant shall not be entitled to inspect any of Landlord’s books and records that apply to any prior Expense Rent and Tax Rent Statements or to any fiscal year other than the year covered by the most recent Expense Rent and Tax Rent Statement delivered to Tenant. Tenant shall keep the results of the audit confidential, provided the same shall not limit disclosure in any claim made by Tenant in a legal proceeding against Landlord.

Tenant shall be entitled to no more than one (1) Tenant Audit per fiscal year. No subtenant has any right to conduct a Tenant Audit and no assignee shall conduct a Tenant Audit for any period during which such assignee or subtenant was not in possession of the Premises. Once having conducted a Tenant Audit with respect to a specific item of an Expense Rent and Tax Rent Statement in any year, Tenant shall have no right to conduct another Tenant Audit of the same specific item for such year. If Tenant violates this Lease at any time during the Tenant Audit, the Tenant Audit shall immediately cease and the matters originally set forth in the Expense Rent and Tax Rent Statement shall be deemed to be correct.

In the event that the results of the Tenant Audit reveal that Tenant has overpaid its obligations and is due a credit for a preceding period, Landlord shall credit the amount due against Tenant’s next installment(s) of its obligations of estimated Expense Rent and Tax Rent. Tenant will not have the right to terminate the Lease on account of overpayment. In the event that, as a result of the Tenant Audit, it is ascertained that Tenant has been underbilled for a preceding period, the amount of such underbilling shall be paid by Tenant to Landlord with the next installment obligation of estimated Expense Rent and Tax Rent. If the audit reveals Landlord has over billed Tenant by more than seven percent (7%), Landlord shall pay the cost of the Tenant’s Audit, such costs not to exceed the sum of $1,000.00.

Tenant shall pay Landlord, on demand and as Additional Rent, Landlord’s reasonable invoice for the out-of-pocket costs of Landlord for photocopying of documents; the retrieval of documents from Landlord’s storage archives; and any other reasonable, direct, out-of-pocket expenses of Landlord incidental to the Tenant Audit, not to exceed $1,000.00 in the aggregate.

68. MONITORING, INSPECTING, AND REMEDIATING TOXIC MOLD

Monitoring of premises. Tenant, at its so le cost and expense, shall: (i) Periodically monitor the Premises for the presence of any mold conditions and in particular, toxic mold; and (ii) Promptly notify Landlord in writing if it identifies any mold conditions at the Premises.

a. Inspection of Premises. In the event of suspected mold conditions including toxic mold at the Premises, Tenant at its sole cost and expense, shall promptly cause an inspection of the Premises to be conducted, to determine if toxic or other hazardous mold is present at the Premises, and shall: (i) Notify Landlord, in writing, at least (3) days prior to the inspection of the date on which the inspection shall occur, and which portion of the Premises shall be subject to the inspection. (ii) Retain an industrial hygienist certified by the American Board of Industrial Hygienists (“CIH”) or an otherwise qualified mold consultant (generally “Mold Inspector”) to conduct the inspection; and (iii) require such Mold Inspector to: (A) Obtain or maintain errors and omissions insurance coverage with terms and limits customarily maintained by Mold Inspectors, if possible, adding Landlord as an additional insured and provide to Landlord evidence of such coverage and a copy of the endorsement granting Landlord additional insured status; (B) Perform the inspection in a manner that is consistent with the duty of care exercised by a Mold Inspector; and (C) Prepare an inspection report, and promptly provide a copy to the Landlord.

b. Remediation of Mold. In the event the inspection required by Paragraph b hereof determines that toxic or other hazardous mold is present at the Premises, then Tenant at its sole cost and expense shall promptly: (i) Hire a trained and experienced mold remediation contractor to prepare a remediation plan and to remediate the toxic or hazardous mold at the Premises;(ii) Send the Landlord notice, in writing, with a copy of the remediation plan at least (5) days prior to the mold remediation, stating: 1. The date on which the mold remediation will start; 2. Which portion of the Premises shall be subject to the remediation; 3. The name, address, and telephone number of the certified mold remediation contractor performing the remediation; 4. The remediation procedures to be used at the Premises; 5. The clearance criteria to be employed at the conclusion of the remediation; and 6. The date the remediation will conclude; iii. Notify, as is required by any applicable state or local Laws, its employees as well as occupants and visitors of the Premises of the nature, location, and schedule of the mold remediation; (iv) require the mold remediation contractor to conduct the remediation in accordance with applicable, legally binding federal, state, or local laws, and (v) Provide Landlord with a draft of the mold remediation report and give Landlord a reasonable opportunity to review and comment thereon, and when such report is finalized, promptly provide Landlord with a copy of the final remediation report.

c. Post-Remediation Inspection. Tenant acknowledges and agrees that Landlord shall have a reasonable opportunity to inspect the remediated portion of the Premises after the conclusion of the mold remediation. If the results of Landlord’s inspection reasonably determine that the remediation does not comply with the final remediation report or any other applicable federal, state, or local laws, then Tenant, at its sole cost and expense, shall promptly take all further actions necessary to ensure such compliance.

Notwithstanding anything contained herein to the contrary, and without limiting Landlord’s other rights and remedies provided for in this Lease, Tenant expressly agrees and understands that in the event that Tenant defaults in the performance of any of the terms, conditions, obligations and covenants of the aforementioned section concerning the monitoring, inspecting and remediating of mold as provided for herein, Landlord may, without further notice, at its sole discretion, elect to hire any qualified Mold Inspection and Remediation firm to perform Tenant’s obligations as set forth herein. Tenant expressly understands and agrees that all such associated costs and expenses shall be considered additional Rent as defined in the Lease and Tenant agrees to reimburse Landlord as Additional Rent for all reasonable and customary costs of like remediation not disputed by Tenant within thirty (30) days of the delivery of a written in voice of such costs.

69. CONFIDENTIALITY. Tenant will maintain all “Confidential Information” in confidence and will not disclose such information to any other party without written consent. “Confidential Information” means the non-public terms of this Lease and any and all non-public, confidential information whether in oral, written or other form, which is furnish by Landlord to Tenant relating to the physical condition of the Premises. “Confidential Information” may be released to the Tenant’s employees, partners, consultants, prospective investors, purchasers and lenders and others who have a reasonable need for such “Confidential Information” provided that such individuals agree to maintain the confidential nature of the information, and may also be released to any governmental entity agency or department who requests such information from Tenant or requires Tenant to furnish such information or as may be otherwise required by law or legal process. Tenant agrees to take all steps reasonably necessary to protect the secrecy of the “Confidential Information”, and to prevent the “Confidential Information” from falling into the public domain or into possession of any other unauthorized persons, including other Tenants of Landlord. Nothing herein shall prevent disclosure or required by law, legal process, or by governmental authorities, or in connection with any disputes between Landlord and Tenant. In the event the Tenant wrongfully disseminated the “Confidential Information” to other parties, Tenant will be liable for all direct damages resulting thereof. This “Confidential Information” shall be held in secrecy and shall remain binding upon, inure to the benefit of, and be enforceable by the Landlord, its successors, and assigns and Tenants compliance with “Confidential Information” shall survive the expiration or earlier termination of this Lease.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have duly executed the Lease Agreement this 1st day of March, 2011.

WITNESS		TENANT: Primus Green Energy, a
New Jersey corporation

3/1/11		By:	/s/ Sam Golan
	Date	Name:	Sam Golan
		Title:	CO CEO

WITNESS		LANDLORD: Hillsborough Park, LLC,
a Delaware Limited Liability Company

3/1/11		By:	/s/ Lawrence W. Gardner
	Date		LAWRENCE W. GARDNER,
Managing Member/General Partner

ADDENDUM “B”

TENANT ESTOPPEL CERTIFICATE

To: __________________________ its successors and assigns (collectively “Lender”).

The undersigned hereby certifies and agrees as follows:

1. The undersigned is the Tenant (the “Tenant”) under that certain Lease (the “Lease”) by and between Tenant and Hillsborough Park, L.L.C. (such party, together with its successors and assigns hereinafter collectively referred to as the “Landlord”) dated _______________ affecting space in the Building known as the Hillsborough Business Center, located at 219 Homestead Road, Hillsborough, NJ (the “Building”).

2. The Lease commenced on _______________.

3. The Lease expires on _______________. Tenant has no option or other right to extend the term of the Lease beyond _______________.

4. Tenant has accepted and is occupying the entire Premises demised to it under the Lease (the “Premises”) and all improvements to the Premises required by the Lease have been completed by Landlord in accordance with the Lease.

5. Tenant has not paid rent or additional rent beyond the current month and agrees not to pay rent or additional rent more than one month in advance at any time.

6. Rent payable in the amount of $_______________ per month has been paid through _______________.

7. There are no defenses to or offsets against the enforcement of the Lease or any provision thereof by the Landlord.

8. Tenant has deposited $_______________ as a security deposit with Landlord pursuant to the terms of the Lease.

9. Landlord has not agreed to make any contribution to Tenant improvements. Land lord has not agreed to reimburse Tenant for or to pay Tenant’s rent obligation under any other Lease.

10. Tenant bas not advanced any funds for or on behalf of Landlord for which Tenant has a right to deduct from or offset against future rent payments.

11. The Lease is in full force and effect without default thereunder by Tenant or, to the best knowledge of Tenant, Landlord.

12. The Lease is the entire agreement between the Landlord and Tenant pertaining to the Premises.

13. The Lease bas not been amended, modified or supplemented except as set forth in Section 1 above.

14. Tenant bas not assigned the Lease and has not subleased the Leased Premises or any part thereof.

15. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy, reorganization, arrangement, moratorium or similar laws of the United States, any state thereof or any other jurisdiction.

Tenant acknowledges that Lender will rely on this Certificate in making a loan or otherwise extending credit to Landlord or in purchasing a loan, which has been made to Landlord.

By:

ADDENDUM “C” TO LEASE

(Revised _______________, 2011)

TENANTS:	Primus Green Energy

LANDLORD:	Hillsborough Park, L.L.C.

PREMISES:	219 Homestead Road, Bldg #2, Hillsborough, NJ 08844

Reference is made to the attached Lease between Hillsborough Park, LLC (Landlord) and Primus Green Energy (Tenant), for Leased Premises located at 219 Homestead Road, Building #2, Hillsborough New Jersey dated 2011, (the “Lease”). The following additions, deletions, and corrections are hereby made a part of the Lease. Where any conflicts in terms exist between the Lease, Exhibit 1, Exhibit 2, Exhibit 3 and Exhibit 4, Addendum “A”, Addendum “B”, and this Addendum “C” shall supersede over the terms of the Lease. This Addendum “C” is intended to be attached to and supplement the terms of the Lease Agreement between the above referenced parties to which it is annexed. This addendum shall be referred to as Addendum “C”. The Lease Agreement, Exhibit 1, Exhibit 2, Exhibit 3 and Exhibit 4, Addendum “A”, Addendum “B”, and this Addendum “C” shall be referred to from time to time collectively as the “Lease”. All references in the Lease Agreement to a “Lease” shall be references to the Lease Agreement, Exhibit 1, Exhibit 2, Exhibit 3 and Exhibit 4, Addendum ” A”, Addendum “B”, and this Addendum “C”.

SECTION 69-AMENDMENT TO SECTION 19 -ALTERATIONS

This section shall be amended as follows:

Landlord and Tenant acknowledge that Tenant will be performing certain work (“Tenant Work”) on and to the Premises and that Landlord and Tenant have not yet agreed on all of the particulars of these Alterations. Tenant agrees to indemnify, defend and hold harmless Landlord and its agents for any claim against them or anyone else for personal injury or damage to property caused by Tenant’s contractors, suppliers, agents, representatives, etc. engaged in Tenant Work, except to the extent caused by Landlord, or its contractors, agents, representatives, etc. Tenant agrees to discharge any mechanic’s liens as provided for in Section 35. Tenant agrees to obtain all governmental approvals, for the use, occupancy and Alteration of the Premises. Landlord agrees to fully cooperate and assist Tenant in Tenant’s applications for such governmental approvals provided Landlord is not caused to incur any expense in connection therewith. Landlord represents to its knowledge to Tenant that other than obtaining governmental approvals for the Tenant Work, and obtaining a certificate of occupancy upon completion thereof, no other third party or private consents or approvals are otherwise required for the performance and completion of the Tenant Work, with the possible exception of its lender based upon the scope of the work. Tenant agrees to require the general contractor involved with the alteration of the Premises to carry Two Million Dollars ($2,000,000.00) of general liability insurance, worker’s compensation insurance, name Hillsborough Park, LLC, as additional insured and have any licenses and permits which may be required. Tenant agrees that all work will be performed with quality materials and quality workmanship. Tenant agrees to obtain Landlord’s approval if there is any variation to the plans that Landlord has approved (other than immaterial changes). Any delay by Tenant, Tenants General Contractor, and/or any vendors or associated subcontractors in performing Tenant’s responsibilities shall not delay the Lease Commencement Date.

Prior to the commencement of the performance of Tenant Work, Tenant agrees to provide Landlord with copies of all such licenses and permits as well as certificates of insurance for the coverages required above.

Tenant shall pay for and deliver to Landlord architectural, mechanical and engineering construction drawings and specifications for Tenants fit out of the premises, (the “Drawings”). The Drawings shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. If Landlord shall timely advise Tenant of any changes required in the Drawings, Tenant shall cause the Drawings to be revised pursuant to Landlord’s comments and to deliver to Landlord revised drawings noting the changes for Landlord’s approval. The Landlord shall continue to comment on the revised Drawings and Tenant shall continue to revise the Drawings upon receipt of comments from Landlord until the Drawings are approved by Landlord. The Drawings when approved by Landlord are hereinafter referred to as the “Plans.” Landlord agrees to respond to all requests for approval within ten (10) days after notice. If Landlord fails to respond within such ten (10) day period Tenant may send a reminder notice that states in BOLD AND CONSPICUOUS letters that unless Landlord fails to respond to such reminder notice, will be deemed to have approved any submissions, revisions or changes if it fails to respond within five (5) business days following the reminder notice. If Landlord does not approve any plans or changes the plans which materially affect Tenant’s intended use, Tenant shall have the right to terminate this Lease.

Tenant shall be responsible for submission of the Plans to all governmental entities with jurisdiction over the performance of Tenant’s Work. Any changes which are required by any such governmental entity shall be promptly submitted to Landlord for Landlord’s review, and Landlord shall not unreasonably withhold or delay or condition its consent to any such required changes. Upon completion of the Plans and receipt of all the approvals, Tenant shall deliver a full copy of such Plans and the approvals to L and lord. Tenant agrees to obtain Landlord’s prior written consent (not to be unreasonably withheld, delayed or conditioned) if there is any material variation to the Plans.

Tenant agrees to provide Landlord with a copy of all licenses and insurances, for the General Contractor and all associated vendors and subcontractors, prior to the commencement of construction and copies of all permits, approvals and the Certificate of Occupancy.

Tenant further agrees to be responsible, by way of insurance or otherwise, for any and all damage, theft or vandalism to its personal property stored at the Premises during the completion of the Tenant Work. Tenant waives any and all claims against the Landlord for any such damage occurring during the term of the Tenant Work.

Once the Plans have been approved by applicable governmental entities and ail required permits and approvals have been issued, Tenant shall promptly commence and use good faith efforts to cause the Tenant Work to be diligently and continuously performed to completion in compliance with all governing laws and building construction codes.

Tenant is responsible for the performance and payment of all aspects of construction to the Premises for its use including but not limited to the following; architectural, mechanical and engineering plans, all required approvals and permits from the appropriate governmental authorities concerning the use, occupancy and alteration of the Premises. Landlord shall not be responsible for any work whatsoever, except as may be expressly set forth in this Lease.

Tenant shall, before undertaking any alterations, at its cost and expense, obtain all permits, approvals, required by any Governmental Authority and (upon completion) certificates of occupancy or its local equivalent therefore, and shall promptly deliver to Landlord originals or duplicates of all such permits, approvals, certificate of occupancy, certificate of approval, “as built” plans, if available, and final lien waivers from the general contractor. Tenant agrees (a) to pay or cause to be paid promptly, when due, the entire cost of any work done by or for Tenant or any sublessee upon the Premises so that the Property shall be at all times free of claims or liens for labor or materials; and (b) to defend, indemnify and hold Landlord harmless from and against any and all injury, loss, demands, claims or damages to any person or property occasioned by or in connection with Tenant’s Work, unless (to the extent such injury is not covered by Tenant’s insurance) due to the negligence or willful misconduct of Landlord or its agents, employees or contractors, (c) to defend, indemnify and hold Landlord harmless from and against any and all claims, penalties, fines, legal fees, damages, etc. due to Tenant’s violation of any governmental law. Any out of pocket costs reasonably incurred by Landlord due to Tenant’s violation shall be paid to Landlord as Additional Rent.

SECTION 70 - OPTION TO TERMINATE

Add the following new section:

It is expressly agreed and understood between the Landlord and the Tenant that the Tenant shall have the option to terminate this Lease Agreement effective on the last day of Lease Year 3, providing that the Tenant is not in default beyond any applicable notice and/or cure period of any terms, conditions, or covenants of the attached Lease Agreement. Tenant must provide the Landlord with written notification of its intent to terminate the Lease at least six (6) months prior to the effective termination date as outlined above, TIME HEREBY BEING MADE OF THE ESSENCE. If Tenant fails to provide Landlord with the required notification, this Lease shall automatically be remain in effect for the duration of the initial lease term set forth in Section 1(d). In the event the Tenant exercises its option to terminate the Lease, the Tenant shall continue to timely perform all of its obligations under the Lease through the date of termination and, remove all of the Tenant’s Property from the Premises, return the Premises to the condition required by Section 20 of this Lease, repair any and all injury done by or in connection with the installation or removal of said property and surrender the keys and Premises to the Landlord, broom clean and in satisfactory condition, ordinary wear excepted, pursuant to Section 19 and Section 20.

SECTION 71 -THREE (3) YEAR RENEWAL

Add the following new section:

It is expressly agreed and understood between the Landlord and the Tenant, provided that the Tenant is not then in default beyond any applicable notice and/or cure periods of any terms, conditions or covenant of said Lease, that Tenant shall have the option (“Renewal Option”) to extend the term of this Lease for two (2) renewal terms of three (3) years each, the first such renewal term to start immediately following the expiration of the initial Lease term and the second, if timely exercised, to start immediately following the expiration of the first renewal term. The foregoing option shall be exercised, if at all, by Tenant providing the Landlord with a written notice within six (6) months prior to the expiration of the initial lease term, or first renewal term, as the case may be, TIME HEREBY BEING MADE OF THE ESSENCE. Tenant’s triple net Base Rent during the renewal periods shall be based on the following schedule. If Tenant fails to provide the Landlord with the required six (6) month written notification, it is agreed between both parties that this Lease shall terminate and the Tenant shall surrender the Premises in the condition repair any and all injury done by or in connection with the installation or removal of said property and surrender the keys and Premises to the Landlord, broom clean and in satisfactory condition, ordinary wear excepted, pursuant to Section 20, Surrender of Premises.

Option Period:

First Renew Option Term Base Rent Schedule

Lease Year	NNN Rate PSF	Monthly Base Rent

6	$5.25	$15,045.00
7	$5.50	$15,761.00
8	$5.75	$16,478.00

Second Renewal Option Term Base Rent Schedule
9	$6.00	$17,194.00
10	$6.25	$17,910.42
11	$6.50	$18,626.83

SECTION 72 - ENVIRONMENT AL INSURANCE

Add the following new section:

A. POLLUTION LEGAL LIABILITY INSURANCE POLICY. Tenant shall, at its sole cost and expense, but subject to Landlord’s prior review and reasonable approval:

ii.	Obtain on or before the Effective Date of this Lease, a PLL insurance policy (the “Policy”) with respect to the Initial Premise s (and additional portions of the Subsequent Premises as delivered to Tenant) covering new (but not pre-existing) environmental conditions; and

iii.	Maintain in effect (including, without limitation, paying all premiums, deductibles, environmental testing costs required by the insurer, and policy renewals costs in a timely manner, as well as complying with all insurer notification and information disclosure requirements) the Policy until the later of:

16. Ninety (90) days after the expiration or earlier termination of this Lease; or

17. Ninety (90) days after the completion of the investigation or remediation, to the satisfaction of government authority with jurisdiction over the Premises, of the environmental condition(s) arising from the Tenant’s business or operations at the Premises, in the event that such investigation or remediation was not completed prior to the termination of the Lease.

Tenant’s failure to so obtain or maintain the Policy shall be deemed an Event of Default under Section 31 of this Lease, subject to applicable notice and cure periods therein.

B. SCOPE OF POLICY. The scope of coverage of the Policy shall include, but not be limited to:

i.	Pollution legal liability (including all defense costs) arising from or related to, with respect to both preexisting and new environmental conditions:

18. Claims by any person for personal injury (including, without limitation, claims of emotional distress or fear of cancer) or property damage; and

19. Liability to investigate or clean up any environmental conditions on or off the Premises pursuant to Environmental Laws (including and work performed pursuant to a voluntary remediation statute, regulation, or program); and in each case resulting, directly or indirectly, from Tenant’s business or operations at the Premises;

ii.	Costs and expenses associated with the investigation or cleanup of any new environmental conditions in, on, under, at, or about the Premises, to the extent related to Tenant’s business or operations at the Premises;

iii.	Costs and expenses associated with the investigation or cleanup of any release of Hazardous Materials at any non-owned, off-site treatment, storage, or disposal facilities used by Tenant in connection with Tenant’s business or operations at the Premises;

iv.	Any business interruption suffered by Tenant, Landlord, or other tenants located at the Property, and by owners, tenants, or occupants of other nearby properties, to the extent that the business interruption suffered is related to Tenant’s business or operations at the Premises;

v.	Any loss of value of the Property or Premises, to the extent related to Tenant’s business or operations at the Premises;

vi.	The inclusion of Land lord as a “Named Insured” to the Policy;

vi.	Endorsements to cover claims relating to underground storage tanks, asbestos-containing materials, mold, and other contaminants, as Landlord may require;

vii.	A deductible of no more than three million ($3,000,000.00) dollars, with a three (3) times aggregate;

viii.	A per-occurrence limit of liability of no less than three million ($3,000,000.00) dollars; and

ix.	An aggregate limit of liability of no less than three million ($3,000,000.00) dollars.

C. NO RELEASE. Notwithstanding any Lease provisions to the contrary, Tenant’s procurement and maintaining in effect of the Policy shall not in any way release, waive, limit, or otherwise abrogate Tenant’s obligation to indemnify and hold harmless from all claims, damages and liabilities as provided by Section (Indemnification Clause) of this Lease.

SECTION 73 - DELIVERY OF POSSESSION OF SUBSEQUENT PREMISES; OCCUPANCY OF SPACE UNDER OTHER LEASES.

Add the following new section:

B. The Subsequent Premises is occupied, in part, as of the date hereof by three Existing Tenants, Onnuri Group, Inc., Sultan Foods, Inc. and Prestige Fragrances, (collectively the “Existing Property Tenants”). Landlord will immediately upon full execution of this Lease pursue agreements with the Existing Property Tenants, on terms and provisions acceptable to Landlord, that provide for such Existing Property Tenants vacating their respective premises, and executing satisfactory releases with the Landlord to allow for delivery of all the Subsequent Premises to Tenant no later than July 1, 2011. If the Existing Property Tenants in the Building fail to execute satisfactory agreements with the Landlord and Landlord fails to deliver the entire Subsequent Premises to Tenant as required by this Lease on July 1, 2011, then Landlord shall not be liable to Tenant by reason thereof, but the provisions to Section l(c) and following in this Section 73 shall apply. Landlord shall notify Tenant in writing immediately upon satisfaction of its entering into an agreement with each of the three Existing Tenants to surrender their respective premises (including the date the entire Subsequent Premises, including such space, will be available to Tenant), and Landlord shall respond to Tenant’s reasonable requests for information on Landlord’s progress. Landlord shall deliver to Tenant, and Tenant shall accept from Landlord within ten (10) days following notice from Landlord possession of the Subsequent Premises as and when such Subsequent Premises becomes available. Anything in this Lease to the contrary notwithstanding, the Rent Commencement Date for all or any portion of the Subsequent Premises shall be the one hundred twentieth (120th) day following the Commencement Date for the final portion of the Subsequent Premises that is, 120 days after and only after all of the Subsequent Premises has been delivered by Landlord to Tenant and accepted by (or is required to be accepted by) Tenant in accordance with this Lease.

C. Tenant (or its affiliates) is currently a tenant and Landlord is currently the landlord under the following leases: Lease dated April 3, 2008 with Transmediair, Inc. its affiliates and related companies as Tenant and the Landlord hereunder as Landlord, 6 Ilene Court, Building #9, Suites 21 & 22; Lease dated September 17, 2008 with Transmediair, Inc., its affiliates and related companies, as Tenant, and the Landlord hereunder as Landlord, 2 Ilene Court, Building 1, Suites 17 & 18, and Lease dated April 8, 2008 with Transmediair, Inc., its affiliates and related companies as Tenant., and Landlord hereunder as Landlord, 2 Ilene Court, Building 1, Suites 20 & 22 (each lease a “Prior Leases” and each space a “Prior Space” and collectively, the “Prior Spaces”). Tenant may remain in the Prior Spaces after the expiration of the current term of each Prior Lease on a month-to-month basis under the monthly rent and terms in effect as of the last day of the existing Prior Lease term and shall not be deemed a holdover. Tenant may remain in the Prior Space (or portions thereof) until such time as Tenant determines the Subsequent Premises (or portions thereof) are ready for Tenant’s use and occupancy, as Tenant shall determine (or sooner, if Tenant so elects). Tenant will provide at least thirty (30) days’ notice to Landlord of its intent to vacate and surrender a Prior Space, and the Prior Lease for such Prior Space will terminate as to the Prior Space so surrendered by Tenant. Tenant shall fulfill all of its obligations under the respective Prior Lease through the date of surrender and delivery of the Prior Space in the condition required at the scheduled expiration of the Prior Lease.

SECTION 74 TENANT’S OWNED PROPERTY

Add the following new Section:

All of the Tenant’s Owned Property (as defined in Section 20) shall be and remain the personal property of Tenant. Landlord expressly waives its statutory or common law landlord’s liens (as same may be enacted or may exist from time to time) and any and all rights granted under any present or future laws to levy or distrain for rent against the Personalty of Tenant on the Premises and further agrees to execute any reasonable instruments reasonably satisfactory to Landlord evidencing such waiver, at any time upon Tenant’s request, provided nothing herein shall limit Landlord’s ability to execute upon any judgment obtained against Tenant and further provide Tenant reimburses Landlord for all reasonable, out-of-pocket legal costs incurred in negotiating such instruments, not to exceed $1,500.00. Notwithstanding any other provisions of this Lease, Tenant may, without Landlord’s consent, secure financing or general credit lines and grant the lenders, as security, (i) a security interest in Tenant’s fixtures, Tenant’s Owned Property, inventory and equipment (collectively, “Personalty”), (ii) the right to enter the Premises to realize upon any Personalty so pledged, upon reasonable advance notice to Landlord and adequate insurance and indemnification arrangements reasonably satisfactory to Landlord, and/or (iii) a collateral assignment of Tenant’s leasehold interest in the Premises, provided, however, such collateral assignment may be made solely for the purpose of securing Tenant’s indebtedness. Upon Tenant providing notice of such financing to Landlord, Landlord agrees to consent in writing reasonably satisfactory to Landlord to such security interest and agreement and to give such lenders the same notice and opportunity running concurrently with Tenant to cure any default of Tenant as is provided Tenant hereunder.

SECTION 75 OPTION TO PURCHASE

Add the following new section:

Landlord grants to Tenant the option (the “Purchase Option”) to purchase of the Premises from Landlord, if so elected by Tenant, as follows:

b. Provided that no event of default (which is uncured after any applicable notice and/or cure period) has then occurred and is continuing, and this Lease is then in effect, full force and Tenant may exercise the Purchase Option to purchase fee simple title to the Property at any time and from time to time during the Term, but not later than the six (6) months prior to the end of the Term (as it may have been extended pursuant to Section 73), by giving written notice to Landlord and by placing in escrow with a reputable national title insurance company selected by Tenant and reasonably acceptable to Landlord a Deposit equal to five (5%) percent of the Purchase Price (a “Purchase Option Exercise Notice”), such Deposit to be made not later than five (5) business days after Tenant is furnished with written evidence reasonably satisfactory to Tenant that all mortgagee consents and approvals necessary to release such lender’s liens on the Premises and permit closing to occur hereunder have been obtained. Upon the timely exercise of the Purchase Option by Tenant, this Lease, together with the notice from Tenant exercising the Purchase Option, shall also be deemed to be an agreement of sale and purchase between Landlord and Tenant with respect to the Property without the necessity of any further act or agreement; provided, however, that, pending the consummation of closing for such purchase and sale, this Lease will nevertheless also remain in full force and effect, as a lease, and Tenant will remain obligated to perform all of its obligations under this Lease, including without limitation the obligation to pay all Base and Additional Rent. Upon consummation of Closing, this Lease shall terminate.

c. Closing on the sale and purchase of the Property pursuant to this Section 75 shall be held at the offices of Tenant’s counsel in New Jersey, to be designated by notice from Tenant to Landlord. The time and date of Closing shall be as shall be designated in the Purchase Option Exercise Notice, which date shall be no earlier than thirty (30) days after the date of the Purchase Option Exercise Notice, nor later than ninety (90) days after the later of the date of the Purchase Option Exercise Notice, or the date that Tenant receives evidence that all consents for Landlord’s mortgages have been obtained.

d. The purchase price (“Purchase Price”) for the Property shall be paid at closing by wire transfer of immediately available funds to an account designated by Landlord. The Purchase Price shall be $3,094,920.00 if title closes during the first Lease Year. The Purchase Price shall increase at the rate of [two (2%)] percent each Lease Year cumulatively but not compounded.

e. At closing, rents and other sums payable by Tenant under this Lease and all other costs and charges customarily apportioned shall be apportioned between the parties on a per diem basis as of the date of dosing. All rents and other sums which have accrued through the date of closing shall also be paid at closing. All rent and other sums which have been prepaid for periods after closing shall also be so apportioned and credited on account of the Purchase Price. All real estate transfer taxes payable in connection with the sale and purchase of the Property shall be paid by Landlord except the “Mansion Tax” which if applicable shall be paid by Tenant. There shall be no apportionment of impositions; provided, however, that Tenant shall be entitled to a credit on account of the Purchase Price in the amount of any payments made by Tenant for impositions which are then held in escrow by Landlord or its mortgagee and which have not been paid to the applicable taxing authority. Each Party shall be responsible for its own legal fees. All other closing costs shall be in accordance with local custom and practice.

f. The sale and purchase of the Option Property shall be made on an “as is”, “where is” basis, and without any representations or warranties whatsoever being made by Landlord.

g. If at any time following the exercise by Tenant of the Purchase Option and before closing thereunder any portion of the Option Property is destroyed or damaged as a result of fire or other casualty, the rights and obligations of the parties under this Section 75 shall not be affected thereby, but all insurance proceeds shall be assigned to and payable to Tenant, and the Purchase Price shall be credited by the amount of any insurance awards or payment received by Landlord.

h. Landlord shall convey fee simple title to the Option Property to Tenant or Tenant’s designee by bargain and sale deed with covenants against grantor’s acts, free and clear of all liens, encumbrances, easements, restrictions, and other title exceptions, disclaimers of liability, or objections, except those of record existing as of the date of this Lease and listed on Exhibit 5 annexed hereto and for any other exceptions created or agreed to by Tenant or otherwise permitted by this Lease (“Permitted Exceptions”). Title shall be insurable as aforesaid by any reputable title company of Tenant’s choice at the basic rate it regularly charges for an Owner’s policy of tit le insurance. Tenant shall be responsible for the cost of the Owner’s policy of title insurance.

i. At closing Landlord shall assign to Tenant or Tenant’s designee without representation, warranty or recourse all of Landlord’s claims to awards or other proceeds of casualty insurance or by reason of condemnation or of any taking in lieu of condemnation which have not yet been received by Landlord.

j. If title to any part of the Premises shall not be in accordance with the requirements of subparagraph (g) above, Tenant shall have the option of taking such title to the Premises as Landlord can give with abatement of the purchase price to the extent of liens or encumbrances of an ascertainable amount, or of rescinding the Purchase Option Exercise Notice but otherwise continuing this Lease in effect.

k. At closing, Landlord shall deliver a FIRPTA certification to Tenant as required by the Foreign Investment in Real Property Act (or any successor statute).

l. The parties represent and warrant to each other that neither has dealt with any broker, finder or other intermediary in connection with the sale contemplated by this Section, and each agrees to indemnify, defend and hold the other harmless from and against all claims, demands, causes of action, liabilities and expenses (including attorneys’ fees) arising from any claims for commissions made by any broker, finder or other intermediary claiming through the indemnifying party. The provisions of this subsection shall survive closing on the purchase and sale of the Option Property. If the Broker referred to in Sections 50 and 65 or any other party shall claim any fee or commission, Landlord shall be solely responsible for the same and indemnify Tenant with respect to any claims for commissions or other compensation.

m. In the event of a default by Tenant with respect to the closing of the Purchase Option, Landlord, at its option, and as its sole remedy, may retain the Deposit as liquidated damages and not as a penalty.

The Purchase Option may not be assigned by Tenant except to a permitted assignee of Tenant’s interest in this Lease, but Landlord agrees to convey title at closing to any designee of Tenant whose constituent members are the same as the Tenant named in this Lease, subject to the terms of this Lease.

Landlord’s obligation to sell the Option Property is expressly conditioned upon Landlord obtaining a release of its existing mortgage in effect on the date of this Lease on the Property (provided such existing mortgage is then in effect at the time the Purchase Option is exercised) on terms and provisions acceptable to Landlord in its sole discretion failing which, Landlord shall have no obligation to sell the Option Property to Tenant under this Section 75; but Tenant’s Purchase Option right shall remain in full force and effect and be exercisable from and after such time as the existing mortgage is satisfied or released (and shall be binding upon all future mortgagees). If the Purchase Option is exercised but such existing mortgagee consent is not obtained, the Purchase Option shall remain in effect and remain binding upon Landlord and be binding upon any future mortgagees.

SECTION 76 TENANT’S AUTHORITY.

Tenant’s obligation under this Lease is contingent upon Tenant’s Board of Directors’ approving the same within five (5) business days of full execution hereof. If such Board approval is not obtained, Tenant may terminate this Lease without liability within five (5) days after the expiration of such give (5) business day period, by giving written Notice to Landlord, Failing which such right to terminate shall be waived.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF the parties have duly executed this Lease Addendum, on the date indicated below.

WITNESS		TENANT: Primus Green Energy, a
New Jersey corporation

3/1/11		By:	/s/ Sam Golan
	Date	Name:	Sam Golan
		Title:	CO CEO

WITNESS		LANDLORD: Hillsborough Park, LLC,
a Delaware Limited Liability Company

	3/1/11	By:	/s/ Lawrence W. Gardner
	Date		LAWRENCE W. GARDNER,
Managing Member/General Partner

EXHIBIT 1

LEGAL DESCRIPTION

Building 2
BLOCK 200.04 LOT 2
HILLSBOROUGH TOWNSHIP
SOMERSET COUNTY, NEW JERSEY

BEING known and designated as Lot 2 in Block 200.04 on a map entitled “Map of Hillsborough Industrial Park, Section One situated in Hillsborough Township Somerset County, New Jersey” which was prepared by Van Cleef Engineering Associates on May 30, 1984 and filed in the Office of the Somerset County Clerk on July 27, 1984 as filed Map #2119.

Premises are further described in Mortgage Book 2701, Page 379, Schedule A, Page 5 of 9 as follows:

BEGINNING at a point on the Southwesterly side of Eerie Court, said point being distant 275 feet, Southeasterly along the same, from its intersection with the Southeasterly side of Stryker Lane if both were so extended to intersect and from thence, running

1) along the Southwesterly side of Ilene Court, South 62 degrees, 58 minutes, 52 seconds, East, 280 feet and thence

2) South, 27 degrees, 01 minutes, 08 seconds, West, 495 93 feet; thence

3) North, 66 degrees, 35 minutes, 17 seconds, West, 194.06 feet; thence

4) North, 24 degrees, 38 minutes, 20 seconds, East, 22.36 feet; thence

5) North, 66 degrees, 35 minutes, 17 seconds, West, 8557 feet; thence

6) North, 27 degrees 01 minutes, 08 seconds, East, 491.18 feet thence to the Southwesterly side of Ilene Court, the point and place of beginning.

Containing 3 20 acres of land.

EXHIBIT 2

SITE PLAN

EXHIBIT 4

EXHIBIT D

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of the _____ day __________________, 2011 by and between ______________________________, having an address at ______________________________ (“Lender”) and ______________________________ having an address at ______________________________ (“Tenant”).

RECITALS:

A. Tenant is the holder of a leasehold estate in a portion of the property known as ______________________________ located at ______________________________, as more particularly described on Schedule A (the “Property”) under and pursuant to the provisions of a certain lease dated __________________ 2011 between ______________________________, as landlord (“Landlord”) and Tenant or its predecessor in interest, as tenant (as amended through the date hereof, the “Lease”);

B. The Property is or is to be encumbered by one or more mortgages, deeds of trust, deeds to secure debt or similar security agreements (collectively, the “Security Instrument”) from Landlord, or its successor in interest, in favor of Lender; and

C. Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

NOW, THEREFORE, the parties hereto mutually agree as follows:

1. Subordination. The Lease shall be subject and subordinate in all respects to the lien and terms of the Security Instrument, to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements and extensions thereof.

2. Consent. Lender hereby consents to and approves the Lease.

3. Nondisturbance. So long as Tenant is not in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Lender agrees for itself and its successors in interest and for any other person acquiring title to the Property through a foreclosure (an “Acquiring Party”), that (a) Tenant’s possession of the Premises as described in the Lease will not be disturbed during the term of the Lease, as said term may be extended pursuant to the terms of the Lease or as said premises may be expanded as specified in the Lease, by reason of the exercise by Lender or an Acquiring Party of any rights under the Security Instrument, including a foreclosure; (b) Tenant shall not be joined as an adverse party in any action or proceeding to enforce or foreclose the Security Instrument, and Tenant’s rights under the Lease shall not be affected or disturbed. For purposes of this agreement, a “foreclosure” or “foreclose” shall include (but not be limited to) a sheriffs or trustee’s sale under the power of sale contained in the Security Instrument, the termination of any superior lease of the Property and any other transfer of the Landlord’s interest in the Property under peril of foreclosure, including, without limitation to the generality of the foregoing, an assignment or sale in lieu of foreclosure.

4. Attornment. In the event of a foreclosure, Tenant agrees to attorn to, accept and recognize any Acquiring Party as the landlord under the Lease pursuant to the provisions expressly set forth therein for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease, and the Acquiring Party shall recognize and be bound to Tenant under the Lease, and the Lease shall continue in full force and effect. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement as a condition to its effectiveness. Tenant agrees, however, to execute and deliver, at any time and from time to time, upon the request of the Lender or any Acquiring Party any reasonable instrument which may be necessary or appropriate to evidence such attornment and recognition.

5. No Liability. Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that in the event Lender or an Acquiring Party succeeds to the interest of Landlord under the Lease, neither the Lender, any receiver nor any Acquiring Party shall be:

(a) liable for any act, omission, negligence or default of any prior landlord (other than to cure defaults of a continuing nature which are capable of cure); provided, however, that any Acquiring Party shall be liable and responsible for the performance of all covenants and obligations of landlord under the Lease accruing from and after the date that it takes title to the Property; or

(b) except as set forth in (a), above, liable for any failure of any prior landlord to construct any improvements;

(c) subject to any offsets, credits, claims or defenses which Tenant might have against any prior landlord; or

(d) bound by any rent or additional rent which is payable on a monthly basis and which Tenant might have paid for more than one (1) month in advance to any prior landlord; or

(e) be liable to Tenant hereunder or under the terms of the Lease beyond its interest in the Property.

Notwithstanding the foregoing, Tenant reserves its rights to any and all claims or causes of action against such prior landlord for prior losses or damages and against the successor landlord for all losses or damages arising from and after the date that such successor landlord takes title to the Property.

6. Restoration. Notwithstanding anything herein to the contrary, the terms of the Lease shall govern with respect to the disposition of any insurance proceeds or condemnation awards, and any obligations of the Landlord to restore the Premises or improvements thereon, provided Lender’s obligations shall be limited to insurance proceeds and condemnation awards received by Lender.

7. Rent. Tenant has notice that the Lease and the rents and all other sums due thereunder have been assigned to Lender as security for the loan secured by the Security Instrument. In the event Lender notifies Tenant of the occurrence of a default under the Security Instrument and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to Lender, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise authorized in writing by Lender. Landlord hereby irrevocably authorizes Tenant to make the foregoing payments to Lender upon such notice and demand.

8. Lender to Receive Notices. So long as the Security Instrument is in effect, Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof shall be effective as against Lender unless Lender shall have received notice of default giving rise to such cancellation and shall have failed within a reasonable time, not to exceed sixty (60) days after receipt of such notice, to cure such default, or if such default requires Lender to take possession in order to cure, Lender shall have failed within sixty (60) days after receipt of such notice to commence foreclosure and thereafter diligently pursue any action necessary to cure such default.

9. NOTICES. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the receiving party at its address set forth above, and:

if to Tenant, to
the attention of: ____________________________; and

if to Lender:
to the attention of: __________________________

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Paragraph 7, the term “Business Day” shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications,

8. Successors. The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties. In addition, Tenant acknowledges that all references herein to Landlord shall mean the owner of the landlord’s interest in the Lease, even if said owner shall be different than the Landlord named in the Recitals.

9. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

[Witness:
	Print Name]	By:
Name:
Title:
[Witness:
Print Name]

TENANT:

[Witness:		By:
	Print Name]		Name:

[Witness:
Print Name]

[Witness:
	Print Name]	The undersigned accepts and agrees to the provisions of Paragraph 5 hereof.

[Witness:
	Print Name]	By:
Name:
Title:
[Witness:
Print Name]
LANDLORD:
[Witness:
	Print Name]	By:
Name:

[Witness:	Print Name]

EXHIBIT 5

PERMITTED EXCEPTIONS

Those matters contained in Schedule B, Section II of Title Commitment No. C514850-5A dated February 4, 2007 prepared by Commonwealth Land Title Insurance Company of New Jersey issued by Cortes and Hey, Inc.

The parties Acknowledge that the Title Commitment involves a larger parcel of land that includes the Premises and some exceptions in Schedule B, Section II may not apply to the Premises.